As filed with the Securities and Exchange Commission on February 4, 2021

Registration No. 333-238098

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNAMIC SHARES TRUST

(Exact name of registrant as specified in its charter)

Delaware	6221	32-6540728
(State of Organization)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Code Number)	Identification Number)

401 W Superior St, Suite 300

Chicago, IL 60654

(678) 834-4218

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Xinyu Jiang

c/o Dynamic Shares LLC

401 W Superior St, Suite 300

Chicago, IL 60654

(678) 834-4218

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Weixuan Zhang c/o Dynamic Shares LLC 401 W Superior St, Suite 300 Chicago, IL 60654	Bilal H. Malik, Esq. Malik Law Group LLC 1180 W Peachtree Street NW, Suite 1910 Atlanta, GA 30309	Laura Anthony, Esq. Craig D. Linder, Esq. Anthony L.G., PLLC 625 N. Flagler Drive, Suite 600 West Palm Beach, FL 33401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Dynamic Short Short-Term Volatility Futures ETF

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee†
Dynamic Short Short-Term Volatility Futures ETF Common Units of Beneficial Interest	$100,000,000.00	$12,980.00
Total:	$100,000,000.00	$12,980.00	*

† The amount of the registration fees for the indicated securities have been calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above.

* $12,980.00 has already been paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion, dated February 4, 2021

DYNAMIC SHARES TRUST

Common Units of Beneficial Interest

Fund	Proposed Maximum Aggregate Offering Price Per Fund
Dynamic Short Short-Term Volatility Futures ETF (WEIX)	$100,000,000.00

Dynamic Shares Trust (the “Trust”) is a Delaware statutory trust organized into separate series. The Trust may from time to time offer to sell common units of beneficial interests (“Shares”) of the series of the Trust listed above (the “Fund”) or other series of the Trust. Shares represent units of fractional undivided beneficial interest in and ownership of a series of the Trust. The Fund’s Shares will be offered on a continuous basis. The offering shall terminate on the third anniversary following the date the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission, unless suspended or terminated at any earlier time for certain reasons specified in this prospectus or unless extended as permitted under the rules of the Securities Act of 1933. The Shares have been approved for listing on the NYSE Arca, Inc. (the “Exchange” or “NYSE Arca”), subject to notice of issuance, under the ticker symbol WEIX.

As of the date of this Prospectus, the trust has one series (the Fund). Please note that the Trust may in the future have series other than the Fund.

Dynamic Short Short-Term Volatility Futures ETF has not, prior to the date of this Prospectus, commenced trading and does not have any performance history.

The Dynamic Short Short-Term Volatility Futures ETF is expected to be offered beginning in the first quarter of 2021 but will not be offered unless and until this Registration Statement is declared effective by the Securities and Exchange Commission.

The Fund seeks to achieve its investment objective, under normal circumstances, by obtaining investment exposure to an actively managed portfolio of short positions in futures contracts with monthly expirations (“VIX Futures Contracts”), which are based on the Chicago Board Options Exchange, Incorporated (“CBOE”) Volatility Index (the “VIX Index” or “VIX”). The Fund expects that the notional exposure of its portfolio of short positions in VIX Futures Contracts will range from -0.05 to -0.5 under normal circumstances. The Fund expects to primarily take short positions in VIX Futures Contracts by shorting the next two near term VIX Futures Contracts and rolling the nearest month VIX Futures Contract to the next month on a daily basis. As such, the Fund expects to have a constant one-month rolling short position in first and second month VIX Futures Contracts under normal circumstances.

The Fund seeks to provide better risk management than passively managed short VIX short-term futures ETFs. Unlike traditional short VIX short-term futures ETFs, the Fund seeks to dynamically manage its notional exposure to VIX futures. For instance, when the VIX Index is below its historical average, based on the VIX Index Daily close data from January 4, 2010, to October 1, 2020, the Fund’s notional exposure is lower than a traditional short VIX short term futures ETF, which may maintain a fixed notional exposure every day. When the VIX Index is going up, the Fund gradually increases its notional exposure, up to a ceiling of -0.5*. When the weighted average price of current and next month VIX Futures Contracts is larger than 22, the Fund’s notional exposure is expected to be -0.5*, which would be the same as that of a traditional short VIX short-term futures ETF that maintains a fixed notional exposure of -0.5. The Fund expects that its notional exposure will not exceed -0.5*, but that its notional exposure may exceed -0.5* during intraday trading before recalibration. The maximum expected change of day-to-day notional exposure is 25%. Had the Fund been operating from January 4, 2010, to October 1, 2020, the Sponsor believes (i) 14.9% of the time (404 days out of that period), the Fund’s notional exposure would have remained at -0.5, and (ii) 9.6% of the time (260 days out of that period), the Fund’s notional exposure would have been between -0.4 and -0.5. The Fund has no operating history, and the information in the immediately preceding sentence is derived from back-testing. Shareholders should not rely on such back-tested information in making an investment decision. Past market performance may not be indicative of future results, and, due to different market conditions, the Fund’s notional exposure may be substantially different during any period of time.

The Fund is actively managed by the Sponsor’s algorithm and is not benchmarked to the VIX Index. As such the Fund can be expected to perform very differently from the inverse of the VIX Index.

In addition, investors in the Fund should understand the consequences of seeking daily inverse investment results that are subject to compounding and market volatility risk. The pursuit of the Fund’s daily investment objective means that the Fund’s return for a period longer than a full trading day will be the product of the series of daily returns, with daily repositioned exposure, for each trading day during the relevant period. As a consequence, the return for investors that invest for periods less than a full trading day or for a period different than a trading day will not be the product of the return of the Fund’s stated daily inverse investment objective. During periods of high volatility, the Fund may not perform as expected and the Fund may have losses when an investor may have expected gains if the Fund is held for a period that is different than one trading day.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 16.

The Fund is not appropriate for all investors and presents different risks than other funds. The Fund includes risks relating to investing in and seeking exposure to VIX Futures Contracts. An investor should only consider an investment in the Fund if he or she understands the consequences of seeking exposure to VIX Futures Contracts. The Fund uses leverage and is riskier than similar exchange-traded funds that do not use leverage. An investor should only consider an investment in a Fund if he or she understands the consequences of seeking daily inverse leveraged investment results.

The Fund’s investments may be illiquid and/or highly volatile and the Fund may experience large losses from buying, selling or holding such investments. An investor in the Fund could potentially lose the full principal value of his/her investment within a single day.

Shareholders who invest in the Fund should actively manage and monitor their investment, as frequently as daily.

The Fund is not benchmarked to the VIX Index (which is commonly referred to as the “VIX”). The performance of the Fund can be expected to be very different from the performance of the VIX.

NEITHER THE TRUST NOR THE FUND IS A MUTUAL FUND OR OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER. SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE 1940 ACT. SEE RISK FACTOR ENTITLED “SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT)” ON PAGE 24 OF THIS PROSPECTUS FOR MORE INFORMATION.

The Fund continuously offers and redeems, or will continuously offer and redeem, its Shares in blocks of Shares (each such block, a “Creation Unit”). Only Authorized Participants (as defined herein) may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and Dynamic Shares LLC (the “Sponsor”).

The initial Authorized Participant for the Fund is expected to be Virtu Americas LLC, a Delaware limited liability company, which is a registered broker-dealer.

It is expected that after the date of this Prospectus, the initial Authorized Participant will, subject to certain terms and conditions, purchase two, initial Creation Units. Each Creation Unit is expected to consist of a block of 50,000 Shares of the Fund, thus the two, initial Creation Units are expected to represent 100,000 Shares of the Fund in aggregate. The initial offering price per Share is $20.00, which is equal to $1,000,000 per Creation Unit.

The Fund will not commence trading unless and until the initial Authorized Participant effects the minimum initial purchase. Following initial purchases by the initial Authorized Participant, Shares of the Fund are offered to Authorized Participants in Creation Units at the Fund’s NAV. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price.

The form of Authorized Participant Agreement and the related Authorized Participant Procedures Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from the Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

The Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expenses of the Fund.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

_________________, 2021

These Shares are neither interests in nor obligations of any of the Sponsor, Wilmington Trust, National Association (the “Trustee”), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

It is anticipated that the initial Authorized Participant will purchase the two, initial Creation Units of the Fund, equal to $1,000,000 per Creation Unit.

This prospectus has two parts: a disclosure document and a statement of additional information. The disclosure document is comprised of the offered series disclosure and the general pool disclosure. These parts are bound together, contain important information, and are incomplete if not distributed together to prospective participants.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THE DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL, AT PAGES 34 THROUGH 36 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 34.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 16 THROUGH 29.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. iNVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

the trust will file quarterly and annual reports with the sec. investors can read and copy these REPORTS at the sec public REFERENCE facilities in washington, d.c. please call the sec at 1-800-sec-0330 for further information.

the filing of the trust are posted at the sec website at www.sec.gov.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY FUND, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN THE GENERAL POOL DISCLOSURE OF THIS PROSPECTUS.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS WILL BE POSTED ON THE SPONSOR’S WEBSITE AT www.dynamicsharesetf.com. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE AT THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NO MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ASLO BE DISTRIBUTED.

Dynamic Shares Trust

i

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business.” Some of the factors that we believe could affect our results include future business and financial performance or conditions, anticipated sales growth across markets, distribution channels and product categories, competition from larger, more established companies with greater economic resources than we have, expenses and gross margins, profits or losses, new product introductions, financing and working capital requirements and resources, control by our principal equity holders and the other factors set forth herein, including those set forth under “Risk Factors.”

There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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PART ONE:

OFFERED SERIES DISCLOSURE

SUMMARY

Investors should read the following summary together with the more detailed information in this Prospectus before investing in Shares of the Fund, including under the caption “Risk Factors,” and all exhibits to this Prospectus, including the financial statements and the notes to those financial statements and other information incorporated by reference in this Prospectus. In addition, this Prospectus includes a statement of additional information that follows and is bound together with the disclosure document, which is comprised of both the offered series disclosure and the general pool disclosure. Both the disclosure document and the statement of additional information contain important information.

For ease of reference, any references throughout this Prospectus to various actions taken by the Fund are actually actions taken by the Trust on behalf of the Fund.

Definitions used in this Prospectus may be found in the Glossary in Appendix A and throughout this Prospectus.

ThIS POOL Has not commenced trading and does not have any performance history.

NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

Important Information About the Fund

The Fund is not appropriate for all investors and presents different risks than other funds. The Fund includes risks relating to investing in and seeking exposure to VIX Futures Contracts. An investor should only consider an investment in the Fund if he or she understands the consequences of seeking exposure to VIX Futures Contracts. The Fund uses leverage and is riskier than similar exchange-traded funds that do not use leverage. An investor should only consider an investment in a Fund if he or she understands the consequences of seeking daily inverse leveraged investment results.

The Fund seeks to provide investors with inverse exposure to the implied volatility of the broad-based, large-cap U.S. equity market.

The performance of the Fund can be expected to be very different from the performance of the VIX.

The Fund’s investments may be illiquid and/or highly volatile and the fund may experience large losses from buying, selling or holding such investments. An investor in the Fund could potentially lose the full principal value of his/her investment within a single day.

The Sponsor has no experience operating commodity pools and the management of the Sponsor lack experience in managing a sponsor, trust or fund and, as a result, the operation and performance of the Sponsor, the Trust and the Fund may be adversely affected by this lack of experience.

Shareholders who invest in the fund should actively manage and monitor their investments, as frequently as daily.

Overview

The Fund seeks to achieve its investment objective, under normal circumstances, by obtaining investment exposure to an actively managed portfolio of short positions in futures contracts with monthly expirations (“VIX Futures Contracts”), which are based on the Chicago Board Options Exchange, Incorporated (“CBOE”) Volatility Index (the “VIX Index” or “VIX”).

The value of the Fund’s Shares relates directly to the value of, and realized profit or loss from, the financial instruments and other assets held by the Fund, including VIX Futures Contracts. Fluctuations in the price of these financial instruments or assets could materially adversely affect an investment in the Fund.

The Fund expects to primarily take short positions in VIX Futures Contracts by shorting the next two near term VIX Futures Contracts and rolling the nearest month VIX Futures Contract to the next month on a daily basis. As such, the Fund expects to have a constant one-month rolling short position in first and second month VIX Futures Contracts under normal circumstances.

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The VIX Index seeks to measure the market’s current expectation of 30-day volatility of the S&P 500® Index, as reflected by the prices of near-term S&P 500® options. The market’s current expectation of the possible rate and magnitude of movements in an index is commonly referred to as the “implied volatility” of the index. Because S&P 500® options derive value from the possibility that the S&P 500® may experience movement before such options expire, the prices of near-term S&P 500® options are used to calculate the implied volatility of the S&P 500®.

Unlike many indexes, the VIX Index is not an investable index. Rather, the VIX Index serves as a market volatility forecast. The Fund does not seek to track the performance of the VIX Index or the S&P 500® and, in fact, can be expected to perform very differently from the VIX Index over all periods of time.

The value of a VIX Futures Contract is based on the expected reading of the VIX Index at the expiration of such VIX Futures Contract, and therefore represents forward implied volatility of the S&P 500® over the 30-day period following the expiration of the VIX Futures Contracts. As a result, a movement in the VIX Index today will not necessarily result in a corresponding movement in the price of VIX Futures Contracts. For example, a VIX Futures Contract purchased in March that expires in May is a forward contract on what the VIX Index, as a measure of 30-day implied volatility, will be on the May expiration date. The forward volatility reading of the VIX Index may not correlate directly to the current volatility reading of the VIX Index because the implied volatility of the S&P 500® at a future expiration date may be different from the current implied volatility of the S&P 500®. Furthermore, VIX Futures Contracts that have longer durations often may not reflect the VIX Index’s readings as precisely as VIX Futures Contracts that are closer to expiration due to the increased potential for the implied volatility of the S&P 500® to shift, at a future date, from the current level of implied volatility. VIX Futures Contracts are standard futures contracts that settle for cash based on the VIX Special Opening Quotation, the final settlement value for VIX Futures Contracts that is calculated using opening prices of constituent S&P 500® options.

The Fund will experience positive or negative performance based on changes in the implied level of future market volatility to the extent these changes are reflected in the price of VIX Futures Contracts. The Fund generally will experience positive performance, before accounting for fees and expenses, to the extent that the implied level of future volatility, as reflected by the value of the Fund’s short position in VIX Futures Contracts, decreases. Similarly, the Fund generally will experience negative performance, before accounting for fees and expenses, to the extent that the implied level of future volatility increases.

Futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. Therefore, to maintain consistent exposure to VIX Futures Contracts, the Fund must periodically (daily) migrate our VIX Futures Contracts nearing expiration into VIX Futures Contracts with later expirations – a process referred to as “rolling.” The effect of this continuous process of selling contracts nearing expiration and buying longer-dated contracts is called “roll yield.”

Investments in derivative instruments, such as futures, have the economic effect of creating financial leverage in the Fund’s portfolio because such investments may give rise to losses that exceed the amount the Fund has invested in those instruments. Financial leverage will magnify, sometimes significantly, the Fund’s exposure to any increase or decrease in prices associated with a particular reference asset resulting in increased volatility in the value of the Fund’s portfolio.

At the close of each trading day, the Fund expects to recalibrate its notional exposure value upon the change of the VIX Index and contango on that day. The Fund expects its notional exposure to range from -0.05 to -0.5 after each calibration if the “stress mode” is not activated and from 0 to -0.25 after each calibration if the stress mode is activated. Movements of the VIX Futures Contracts during the day will affect whether the Fund’s portfolio needs to be repositioned to achieve the notional exposure targeted by the Fund’s algorithm. For example, if the levels of the VIX Futures Contracts have risen on a given day, net assets of the Fund should fall. As a result of the calibration, the Fund’s inverse exposure will generally increase to a level not beyond -0.5. Conversely, if the levels of the VIX Futures Contracts have fallen on a given day, net assets of the Fund should rise. As a result of the calibration, the Fund’s inverse exposure will generally decrease to as low as -0.05 if the stress mode is not activated and to as low as 0 if the stress mode is activated. The Fund will immediately close all of its positions if its net asset value goes down more than 90% at any time during the Exchange’s regular trading hours.

The Algorithm

In seeking to achieve the Fund’s investment objectives, the Sponsor uses a proprietary algorithm, which learns from VIX Futures Contracts historical prices and contango trend, to optimize VIX Futures Contracts trading risks and returns. The algorithm starts with a relatively low notional exposure (-0.05 to -0.15) and recalibrates its notional exposure upon the change of price and contango of VIX Futures Contracts. The Sponsor expects the algorithm to slightly increase the Fund’s notional exposure when the price of VIX Futures Contracts go up to a level not beyond -0.5, and, when the price of VIX Futures Contracts goes down, the Sponsor expects the algorithm to decrease the Fund’s notional exposure to lower levels to prepare for potential upcoming spikes in the price of VIX Futures Contracts. In the event that the Fund’s notional exposure has already reached -0.5 and the price of VIX Futures Contracts increases, the Fund expects to maintain its notional exposure at -0.5 at the close of each trading day. Conversely, if the price of VIX Futures Contracts decreases when the Fund’s notional exposure is below -0.05 and the stress mode is not activated, then the Fund expects to maintain its notional exposure at -0.05 when calibrating its notional exposure. When the stress mode is activated and the expected notional exposure level is below -0.05, then the Fund expects to maintain its notional exposure at 0 when calibrating its notional exposure. The Sponsor will not materially modify the algorithm described in this Registration Statement after this Registration Statement is declared effective by the Securities and Exchange Commission. Therefore, if the algorithm is unsuccessful, the Fund will likely fail to grow or maintain an economically viable size, in which case it could ultimately liquidate.

Unlike a traditional short VIX short-term futures ETF, which may maintain a fixed notional exposure every day regardless of the movement in prices of VIX Futures Contracts over time, the Fund changes its notional exposure based on the algorithm, which tries to predict periods during which movements in prices of VIX Futures Contracts will be either favorable or adverse to the Fund based on historical trends, as described in further detail in the paragraphs below. If the algorithm is successful, then the Sponsor expects a shareholder would experience superior performance relative to a shareholder in a traditional short VIX short-term futures ETF that maintains a fixed notional exposure of -0.5 because the algorithm would better manage risk by causing the Fund to maintain lower notional exposure to VIX Futures Contracts during periods where such exposure would cause the Fund to incur losses and maintain similar notional exposure to VIX Futures Contracts during periods where such exposure would cause the Fund to make profits. Despite the preceding sentence, due to the Fund’s gradual increase of its notional exposure when the price of VIX Futures Contracts go up, as described in the paragraph above, there will be periods during which a traditional short VIX short-term futures ETF that maintains a fixed notional exposure of -0.5 would experience higher returns than the Fund as a consequence of the Fund’s lower notional exposure.

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The movement of the VIX Index during the past ten years leads the Sponsor to believe that the VIX Index has a higher probability to go down when the VIX Index level is higher. For instance, the VIX Index Daily Close data from January 4, 2010, to October 1, 2020, have been used by the Sponsor to analyze the VIX Index level and its changes from the close of one trading day to the close of the next trading day. In the chart below, the x-axis values show the VIX Index values as of the close of a trading day, and the y-axis values show the day-to-day changes of the VIX Index, from the value as of the close of a trading day to the value as of the close of the next trading day.

Each blue dot in the chart represents a VIX Index value as of the close of a trading day and the corresponding change in that value from the close of such trading day to the close of the next trading day. The orange line is the fitted Ordinary Least Squares linear regression line of the data set (there are 2,705 data points used to conduct such regression).

	Coefficient	Std Error	[2.5%	97.5%]	[0.5%	99.5%]
Intercept	0.5765	0.094	0.393	0.760	0.335	0.818
Slope	-0.0322	0.005	-0.042	-0.023	-0.045	-0.020

The fitted model is Y = 0.5765 – 0.0322*X, where Y is the estimation of the expected next day change in the VIX based on its history and X is the VIX Index value as of the close of a trading day. The estimated value of the slope is -0.0322. The 95% confidence interval is [-0.042, -0.023] and the 99% confidence interval is [-0.045, -0.-2-], which the Sponsor believes strongly indicates that the VIX Index has a higher probability to go down when the VIX Index level is higher. The Sponsor expects the algorithm to exploit this trend by maintaining a lower notional exposure than a traditional short VIX short-term futures ETF when the VIX Index is below its historical average, based on the VIX Index Daily close data from January 4, 2010, to October 1, 2020, and, conversely, a similar or higher notional exposure when the VIX Index is above its historical average, based on the VIX Index Daily close data from January 4, 2010, to October 1, 2020. The chart below illustrates how the algorithm is expected to change the Fund’s notional exposure in both rising and falling markets for VIX Futures Contracts.

4

The recalibration of the Fund’s notional exposure during periods in which the market for VIX Futures Contracts is consistently falling is expected to decrease the Fund’s return compared to a traditional short VIX short-term futures ETF that maintains a fixed notional exposure of -0.5 in which no recalibration takes place. The chart below the hypothetical performance disclaimers shows how the Fund would have underperformed when VIX Futures Contracts consistently decreased during the month of October in 2019.

ALL CHARTS BELOW (I) ASSUME REINVESTMENT OF PROFITS, (II) DO NOT INCLUDE ANY FEES, SUCH AS THE MANAGEMENT FEE, AND (III) CALCULATE PERFORMANCE BASED ON THE DAILY SETTLEMENT PRICE OF VIX FUTURES CONTRACTS.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

DYNAMIC SHARES LLC HAS HAD LITTLE OR NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

The recalibration of the Fund’s notional exposure during periods in which the market for VIX Futures Contracts is consistently rising is expected to reduce the Fund’s losses compared to a traditional short VIX short-term futures ETF that maintains a fixed notional exposure of -0.5 in which no recalibration takes place. The chart below shows how the Fund would have outperformed when VIX Futures Contracts consistently increased from January 22, 2018, to February 2, 2018, when no stress mode would have been triggered.

The chart below shows how the Fund would have outperformed when VIX Futures Contracts consistently increased from February 18, 2020, to March 18, 2020, when the stress mode would have been triggered from February 24, 2020, to March 18, 2020.

As illustrated in the chart above, the Sponsor expects the stress mode to protect shareholders from extreme, short-term market volatility, when the price of VIX Futures Contracts could increase significantly. It should be noted, however, that the stress mode will not protect shareholders against losses incurred as a result of a significant, one-day increase in the price of VIX Futures Contracts because the stress mode recalibration commences after an increase in volatility at the end of the trading day. See “An increase in the level of VIX Futures Contracts could result in the loss of an investor’s investment (Inverse Exposure Risk).”

The first triggering condition for the stress mode is when the weighted prices of VIX Futures Contracts is larger than the average of the weighted prices of VIX Futures Contracts from the previous three days. The Sponsor believes that the price of VIX Futures Contracts may break from its normal trend when this condition is triggered. The second triggering condition is designed to predict whether more volatility should be expected in the short term. When the price of the current month VIX Futures Contract is higher than that of the next month VIX Futures Contract, the Sponsor believes it is a signal that there is going to be more volatility in the short-term, as compared to the long-term. Therefore, when the weighted prices of VIX Futures Contracts break the normal trend and the algorithm predicts more volatility in the short-term, the algorithm is expected to reduce or eliminate the Fund’s exposure in effort to protect shareholders.

5

The Sponsor has the power to change the Fund’s investment objective or investment strategy and may liquidate the Fund at any time, subject to applicable regulatory requirements.

Dynamic Shares LLC, a Delaware limited liability company, serves as the Trust’s Sponsor, and serves as the Trust’s CFTC registered commodity pool operator. The principal office of the Sponsor and the Fund is located at 401 W Superior St, Suite 300, Chicago, IL 60654. The telephone number of the Sponsor and the Fund is (678) 834-4218.

Recent Developments

The onset of the novel coronavirus (COVID-19) has caused significant shocks to global financial markets and economies, with many governments taking extreme actions to slow and contain the spread of COVID-19. These actions have had, and likely will continue to have, a severe economic impact on global economies as economic activity in some instances has essentially ceased. Financial markets across the globe are experiencing severe distress at least equal to what was experienced during the global financial crisis in 2008. In March 2020, U.S. equity markets entered a bear market in the fastest move in the history of U.S. financial markets. The global economic shocks being experienced as of the date hereof may cause the underlying assumptions and expectations of the Fund to become outdated quickly or inaccurate, resulting in significant losses.

Prior to the COVID-19 epidemic, the Sponsor anticipated a lower “breakeven amount” for the Fund because the Sponsor expected interest income from the Fund’s investments to offset the Fund’s estimated fees, costs and expenses. Due to market conditions following the COVID-19 epidemic, the Fund’s interest income is assumed to be zero, and the amount of trading income the Fund needs to achieve to breakeven is higher than the Sponsor anticipated prior to the COVID-19 epidemic. Additionally, during the peak of the COVID-19 epidemic, certain state and local governments enacted stay-at-home/shelter-at-home orders, causing certain agents of the Sponsor and its third party service providers to enact business continuity measures, such as requiring or permitting employees to work from home.

Implications of Being an Emerging Growth Company

The Trust is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. The Trust will remain an emerging growth company until the earlier of (1) the beginning of the first fiscal year following the fifth anniversary of the Trust’s initial public offering, (2) the beginning of the first fiscal year after the Trust’s annual gross revenue is $1.07 billion (subject to adjustment for inflation) or more, (3) the date on which the Trust has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (4) as of the end of any fiscal year in which the market value of the Trust’s common equity held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

For as long as the Trust remains an “emerging growth company,” the Trust may take advantage of certain exemptions from the various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. The Trust will take advantage of these reporting exemptions until the Trust is no longer an “emerging growth company.”

Purchases and Sales in the Secondary Market, on the NYSE Arca

The Shares of the Fund have been approved for listing on the NYSE Arca, subject to notice of issuance, under the ticker symbol WEIX. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e. create) or redeem Shares in the Fund. Authorized Participants may purchase or redeem Shares only in blocks, which are expected to be of 50,000 Shares (each such block, a “Creation Unit”) in the Fund. An “Authorized Participant” is an entity that has entered into an Authorized Participant Agreement with the Trust and the Sponsor. Creation Units are offered to Authorized Participants at the Fund’s NAV.

Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund over time. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

6

A creation transaction, which is subject to acceptance by Capital Investment Group, Inc. (“CIG” or the “Distributor”), generally takes place when an Authorized Participant deposits a specified amount of cash (unless as provided otherwise in this Prospectus) in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash (unless as provided otherwise in this Prospectus). Except when aggregated in Creation Units, Shares are not redeemable. The prices at which creations and redemptions occur are based on the next calculation of NAV after an order is received in a form described in the Authorized Participant Agreement and the related Authorized Participant Procedures Handbook. The manner by which Creation Units are purchased and redeemed is governed by the terms of this Prospectus, the Authorized Participant Agreement and the Authorized Participant Procedures Handbook. Creation and redemption orders are not effective until accepted by the Distributor and may be rejected or revoked as described herein. By placing a purchase order, an Authorized Participant agrees to deposit cash (unless as provided otherwise in this Prospectus) with BMO Harris Bank N.A. (the “Custodian”), acting in its capacity as custodian of the Fund.

Creation and redemption transactions must be placed each day with the Distributor by the create/redeem cutoff time (stated below) to receive that day’s NAV. The cut-off time may be earlier if, for example, the Exchange or other exchange material to the valuation or operation of the Fund closes before such cut-off time. Because the primary trading session for the futures contracts underlying the Fund have different closing (or fixing) times than U.S. Equity markets, the create/redeem cut-off time and NAV calculation time for the Fund may differ. See the section herein titled “Net Asset Value” for additional information about NAV calculations.

Create/Redeem Cutoff (Eastern Time)	NAV Calculation Time (Eastern Time)
2:00 p.m.	4:15 p.m.

Breakeven Table

See “Charges—Breakeven Table” on page 34 of this Prospectus for detailed Breakeven Table.

Breakeven Amounts

The Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” Estimated breakeven amounts are set forth in the table below. The estimated breakeven amount represents the estimated amount of trading income that the Fund would need to achieve during one year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments. It is not possible to predict whether the Fund will break even at the end of the first twelve months of an investment or any other period. See “Charges-Breakeven Table,” beginning on page 34, for a more detailed table showing Breakeven Amounts and Table.

Fund	Breakeven Amount (% Per Annum of Average Daily NAV)*	Assumed Selling Price Per Share*	Breakeven Amount ($ for the Assumed Selling Price Per Share)*
Dynamic Short Short-Term Volatility Futures ETF	2.45%	$20.00	$0.49

*The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. The amount shown is based on the net asset value per share on December 31, 2020, which is the same as the initial offering price per Share. The actual NAV of the Fund will differ and is likely to change on a daily basis. The numbers in this chart have been rounded to the nearest 0.01.

Important Tax Information

Please note that the Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expense items of the Fund. The Schedule K-1 is a complex form and shareholders may find that preparing tax returns may require additional time or may require the assistance of an accountant or other tax preparer, at an additional expense to the shareholder.

7

Risk Factors

An investment in the Shares has risks. The “Risk Factors” section of this Prospectus contains a detailed discussion of the most important risks. Please refer to the “Risk Factors” section for a more detailed discussion of the risks summarized below and other risks of investment in the Shares.

Risks Related to the Fund’s Operations and Management

●	The Fund is subject to the risks associated with being newly organized, which may adversely affect the operations of the Fund. There is risk that the objectives of the Fund will not be met.

●	The Fund has no operating history, and, as a result, investors may not rely on past performance in deciding whether to buy the Shares.

●	Investors cannot be assured of the Sponsor’s continued services, which discontinuance may be detrimental to the Fund.

●	Investors may be adversely affected by redemption or purchase orders that are subject to postponement, suspension or rejection under certain circumstances.

●	An investor may be adversely affected by lack of independent advisers representing investors.

●	Possibility of termination of the Fund may adversely affect an investor’s portfolio.

●	The value of the Shares of the Fund relates directly to the value of, and realized profit or loss from, the financial instruments and other assets held by the Fund and fluctuations in the price of these assets could materially adversely affect an investment in the Shares.

●	The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

●	The Fund will be subject to counterparty risks, credit risks and other risks, including, but not limited to, risks associated with futures contracts, which could result in significant losses to the Fund.

●	Fees are charged regardless of profitability and may result in depletion of assets.

●	Competing claims of intellectual property rights may adversely affect the Fund and an investment in the Shares.

●	Investors may be adversely affected by an overstatement or understatement of the NAV calculation of a Fund due to the valuation method employed when a settlement price is not available on the date of NAV calculation.

Risks Related to the Fund’s Shares

●	The lack of active trading markets for the Shares of the Fund may result in losses on investors’ investments at the time of disposition of his, her, or its Shares.

●	The Shares of the Fund are new securities products and their value could decrease if unanticipated operational or trading problems arise.

●	Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

●	NYSE Arca may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

●	Shareholders will not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

●	Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

●	The value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee.

●	Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy of the Fund will increase a shareholder’s liability.

●	A court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust and may thereby potentially expose assets in the Fund to the liabilities of another series of the Trust.

●	Shareholders’ tax liability will exceed cash distributions on the Shares.

●	Investors could be adversely affected if items of income, gain, deduction, loss and credit with respect to Shares of a Fund are reallocated in the event that the IRS does not accept the assumptions or conventions used by the Fund in allocating Fund tax items.

●	Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

8

Risks Related to Regulatory Requirements and Potential Legislative Changes

●	The Fund will be subject to regulatory risk associated with futures contracts that could adversely affect the Fund’s operations and profitability and cause conflicts of interest.

●	Failure of FCM(s) to segregate assets may increase losses in the Fund.

●	Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Fund.

●	Regulatory and exchange accountability levels may restrict the creation of Creation Units and the operation of the Trust

Investment Objectives

The Fund seeks to provide better risk management than passively managed short VIX short-term futures ETFs. Unlike traditional short VIX short-term futures ETFs, the Fund seeks to dynamically manage its notional exposure to VIX futures. For instance, when the VIX Index is below its historical average, based on the VIX Index Daily close data from January 4, 2010, to October 1, 2020, the Fund’s notional exposure is lower than a traditional short VIX short term futures ETF, which may maintain a fixed notional exposure every day. When the VIX Index is going up, the Fund gradually increases its notional exposure, up to a ceiling of -0.5*. When the weighted average price of current and next month VIX Futures Contracts is larger than 22, the Fund’s notional exposure is expected to be -0.5*, which would be the same as that of a traditional short VIX short-term futures ETF that maintains a fixed notional exposure of -0.5. The Fund expects that its notional exposure will not exceed -0.5*, but that its notional exposure may exceed -0.5* during intraday trading before recalibration. The maximum expected change of day-to-day notional exposure is 25%. Had the Fund been operating from January 4, 2010, to October 1, 2020, the Sponsor believes (i) 14.9% of the time (404 days out of that period), the Fund’s notional exposure would have remained at -0.5, and (ii) 9.6% of the time (260 days out of that period), the Fund’s notional exposure would have been between -0.4 and -0.5. The Fund has no operating history, and the information in the immediately preceding sentence is derived from back-testing. Shareholders should not rely on such back-tested information in making an investment decision. Past market performance may not be indicative of future results, and, due to different market conditions, the Fund’s notional exposure may be substantially different during any period of time.

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses.

Principal Investment Strategies

In seeking to achieve the Fund’s investment objective, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes in combination should produce daily returns consistent with the Fund’s objective. The Sponsor relies upon a pre-determined model to generate orders that will result in repositioning the Fund’s investments in accordance with its daily investment objectives. Substantially all the proceeds of the offering of the Shares of the Fund are, or will be, used to make portfolio investments in a manner consistent with its investment objective. The Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed income or similar securities (such as shares of money market funds) as collateral for financial instruments and pending investment in financial instruments. To the extent that the Fund does not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds may be deposited with the Custodian. For the avoidance of doubt, the Fund does not intend to enter into swap agreements in order to meet its investment objective.

The Fund expects that its notional exposure will not exceed -0.5*, but that its notional exposure may exceed -0.5* during intraday trading before recalibration.

The Fund’s notional exposure is currently determined by using the methodology below.

First, the Fund will calculate a ratio as follows:

	Annotation	Expiration Date	Number of Contract	End of Day Price
Calculation
Previous Month	V0	Date0
Current Month	V1	Date1	N1	P1
Next Month	V2	Date2	N2	P2

For the next trading day “Next Day”: Date0<Next Day<=Date1

D0 = Number of Trading Days from Date0 (exclude) to Date1 (include)

D1 = Number of Trading Days from Next Day (exclude) to Date1 (include)

D2 = D0 – D1

Ratio = (D1*P1 + D2*P2)/D0 (The value of the ratio is calculated at 4:00 p.m. eastern time every day.)

Second, the following table will be used to calculate the expected exposure level unless the stress mode is activated or was activated the immediately preceding trading day.

Interval of Ratio	Exposure Level
(0, 10]	-5.0%
(10, 12]	15.0% - 2.0% * Ratio
(12, 13]	33.0% - 3.5% * Ratio
(13, 14]	52.5% - 5.0% * Ratio
(14, 15]	66.5% - 6.0% * Ratio
(15, 16]	44.0% - 4.5% * Ratio
(16, 17]	36.0% - 4.0% * Ratio
(17, 18]	2.0% - 2.0% * Ratio
(18, 19]	38.0% - 4.0% * Ratio
(19, 21]	57.0% - 5.0% * Ratio
(21, 22]	-6.0% - 2.0% * Ratio
22+	-50.0%

Third, the algorithm will determine whether its stress mode should be activated. The stress mode is activated during volatile markets if both the following conditions are met at 4:00 p.m. eastern time of the trading day:

1.	P1>P2
2.	Ratio>average of the three immediately preceding end-of-day ratios

Fourth, if the stress mode is activated, then the expected exposure level will be reduced to half of the previous end-of-day expected exposure level. If the expected exposure level falls into the range between -5% and 0% after being reduced, then the expected exposure level will be 0%.

For example, if the Fund had been trading in the first quarter of 2020, then on February 21, 2020 (Friday), the stress mode would not have been activated and the recalibration at the close of the trading day would have set the expected exposure level to -31.94%. On February 24, 2020 (Monday), the stress mode would have been activated and the recalibration at the close of the trading day would have set the expected exposure level to -15.97% (-31.94/2 = -15.97). On February 25, 2020 (Tuesday), the stress mode would have been activated and the recalibration at the close of the trading day would have set the expected exposure level to -7.985% (-15.97/2 = -7.985). On February 26, 2020 (Wednesday), the stress mode would have been activated and the recalibration at the close of the trading day would have set the expected exposure level to 0% (-7.985/2 = -3.993, which falls into the range between -5% and 0%).

Fifth, if the stress mode is not activated but was activated the immediately preceding trading day, then the expected exposure level for that trading day will be determined by the above table; provided, that the expected exposure level cannot change more than 25% from the expected exposure level from the immediately preceding trading day on which the stress mode was activated.

For example, if the Fund had been trading in the first quarter of 2020, then the expected exposure level would have been 0% from February 27, 2020 through March 19, 2020. On March 20, 2020, the stress mode would not have been activated and the recalibration at the close of the trading day would have set the expected exposure level under normal conditions to -50%. However, because the stress mode was activated on the immediately preceding trading day and -50% would represent a change of more than 25% from the previous day’s expected exposure level, the recalibration at the close of the trading day on March 20, 2020, would have set the expected exposure level to -25%.

After calculating the expected exposure percentage of the Fund, the following function will be used to determine the expected holdings of VIX Futures Contracts:

N1/N2=D1/D2

* Contract Multiplier of VIX Futures Contracts is $1000

The Fund expects to short N1 contracts of current month VIX Futures Contracts and N2 contracts of next month VIX Futures Contracts after recalibration under normal circumstances.

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The Sponsor

Dynamic Shares LLC, a Delaware limited liability company formed on June 4, 2018, is the Sponsor of the Trust, the Fund, and any future series of the Trust. The Sponsor will serve as both commodity pool operator of the Trust and the Fund. The Sponsor is registered as a commodity pool operator with the CFTC and is a member in good standing of the NFA. As a registered commodity pool operator, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Sponsor will also be subject to periodic inspections and audits by the CFTC and NFA.

Under the Trust Agreement (as defined below), the Sponsor has exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 1.85% per annum of its average daily net assets (calculated by summing the month-end net assets of the Fund and dividing by the number of calendar days in the month). The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Fund that the Sponsor pays directly or indirectly.

The Administrator

The Trust, on behalf of itself and on behalf of the Fund, has appointed The Nottingham Company, a North Carolina business corporation, as the Administrator of the Fund and The Nottingham Company will enter into a fund accounting and administration service agreement (the “Accounting and Administration Agreement”) with the Trust (for itself and on behalf of the Fund) and the Sponsor in connection therewith. In addition, The Nottingham Company will provide certain accounting services to the Fund pursuant to the Administration Agency Agreement. The Administrator’s fees are paid on behalf of the Fund by the Sponsor.

Pursuant to the terms of the Accounting and Administration Agreement and under the supervision and direction of the Sponsor, The Nottingham Company will prepare and file certain regulatory filings on behalf of the Fund. The Nottingham Company may also perform other services for the Fund pursuant to the Accounting and Administration Agreement as mutually agreed to from time to time.

The Sponsor, on behalf of the Fund, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and their shareholders.

The Custodian

BMO Harris Bank N.A. will serve as the Custodian of the Fund and has entered into an institutional custody agreement (the “Institutional Custody Agreement”) with the Trust (for itself and on behalf of the Fund) in connection therewith.

Pursuant to the terms of the Institutional Custody Agreement, the Custodian will be responsible for the holding and safekeeping of assets delivered to it by the Fund and performing various administrative duties in accordance with instructions delivered to the Custodian by the Fund. The Custodian’s fees are paid by the Trust and reimbursed by the Sponsor.

The Transfer Agent

Nottingham Shareholder Services, LLC, will serve as the Transfer Agent of the Fund for Authorized Participants and will enter into a dividend disbursing and transfer agent agreement (the “Transfer Agent Agreement”). Pursuant to the terms of the Transfer Agent Agreement, the Transfer Agent will be responsible for processing purchase and redemption orders and maintaining records of ownership of the Fund. The Transfer Agent fees are paid on behalf of the Fund by the Sponsor.

The Distributor

Capital Investment Group, Inc. (“CIG”) will serve as the Distributor of the Fund and will assist the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts. CIG will retain all marketing materials separately for the Fund, at the offices of 100 E. Six Forks Road, Suite 200, Raleigh, NC 27609; telephone: (919) 831-2370. The Trust will enter into a distribution agreement (the “Distribution Agreement”) with CIG. The Sponsor pays the Distributor for performing its duties on behalf of the Fund.

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The Trustee

Wilmington Trust, National Association (the “Trustee”), a national banking association, is the sole trustee of the Trust. Under a Trust Agreement, as may be further amended from time to time (the “Trust Agreement”), the Trustee does not have the power and authority to manage the Trust’s business and affairs and has only nominal duties and liabilities to the Trust.

Futures Commission Merchant

The Fund intends to use Wedbush Futures, a division of Wedbush Securities Inc., a California corporation (“Wedbush”), in its capacity as a registered Futures Commission Merchant (“FCM”), as its FCM. Wedbush, in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Fund and as such arranges for the execution and clearing of the Fund’s futures transactions. Wedbush acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Fund. The executing brokers will give up all such transactions to Wedbush, as applicable.

Limitation of Liabilities

Investors’ investment in a series of the Trust, such as the Fund, is part of the assets of that series of the Trust, and it will therefore only be subject to the risks of the trading of that series of the Trust. Investors cannot lose more than their investment in a series of the Trust, and they will not be subject to the losses or liabilities of a series of the Trust in which they have not invested. The Trust will receive an opinion of counsel that the Fund will be entitled to the benefits of the limitation on inter-series liability provided under the Delaware Statutory Trust Act (the “DSTA”). Each Share, when purchased in accordance with the Trust Agreement of the Trust, shall, except as otherwise provided by law, be fully paid and non-assessable.

The debts, liabilities, obligations, claims and expenses of the Fund will be enforceable against the assets of the Fund only, and not against the assets of other series or the assets of the Trust generally, and, unless otherwise provided in the Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof will be enforceable against the assets of the Fund.

Creation and Redemption of Shares

The Fund will create and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is expected to be a block of 50,000 Shares of the Fund. Creation Units may be created or redeemed only by Authorized Participants. Except when aggregated in Creation Units, the Shares are not redeemable securities. Authorized Participants pay a fixed transaction fee in connection with each order to create or redeem a Creation Unit. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Fund to other investors. The form of Authorized Participant Agreement and related Authorized Participant Handbook sets forth the procedures for the creation and redemption of Creation Units of Shares and for the delivery of cash required for such creations or redemptions.

See “Creation and Redemption of Shares” for more details.

The Offering

The initial Authorized Participant for the Fund is expected to be Virtu Americas LLC, a Delaware limited liability company, which is a registered broker-dealer.

It is expected that after the date of this Prospectus, the initial Authorized Participant will, subject to certain terms and conditions, purchase two, initial Creation Units. Each Creation Unit is expected to consist of a block of 50,000 Shares of the Fund, thus the two, initial Creation Units are expected to represent 100,000 Shares of the Fund in aggregate. The initial offering price per Share is $20.00, which is equal to $1,000,000 per Creation Unit.

The effective date will be the date on which the SEC declares the registration statement relating to this Prospectus effective. The proceeds are expected to be invested after cash is received from the initial Authorized Participant. The Shares of the Fund are expected to begin trading on the second day following the purchase of the initial Creation Units of the Fund by the initial Authorized Participant. Thereafter, the Fund will issue Shares in Creation Units to Authorized Participants in the manner described in “Creation and Redemption of Shares.”

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Authorized Participants

Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in the Depository Trust Company, or DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

A list of the current Authorized Participants can be obtained from the Distributor. See “Creation and Redemption of Shares” for more details.

Net Asset Value (“NAV”)

The NAV in respect of the Fund, means the total assets of that Fund, including but not limited to all cash and cash equivalents or other debt securities less total liabilities of the Fund, consistently applied under the accrual method of accounting. The Fund’s NAV is calculated on each day other than a day when the Exchange is closed for regular trading. The Fund computes its NAV only once each trading day as of the times set forth below (the “NAV Calculation Time”), except as follows. The Fund may calculate its NAV as of an earlier time if the Exchange or other exchange material to the valuation or operation of the Fund closes early.

Fund	NAV Calculation Time
Dynamic Short Short-Term Volatility Futures ETF	4:15 p.m. (Eastern Time)

The NAV will be calculated as described under “Description of the Shares; The Fund; Certain Material Terms of the Trust Agreement—Net Asset Value.”

Clearance and Settlement

The Shares of the Fund are evidenced by global certificates that the Fund issues to DTC. The Shares of the Fund are available only in book-entry form. Shareholders may hold Shares of the Fund through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Use of Proceeds

Substantially all the proceeds of the offering of the Shares of the Fund are, or will be, used to make portfolio investments in a manner consistent with its investment objective. The Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed income or similar securities (such as shares of money market funds) as collateral for financial instruments and pending investment in financial instruments. To the extent that the Fund does not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds may be deposited with the Custodian.

The Sponsor deposits a portion of the Fund’s net assets with its FCM to be used to meet its current or potential margin or collateral requirements in connection with its investment in VIX Futures Contracts. The Fund uses only cash and cash equivalents to satisfy these requirements. The Sponsor expects that all entities that will hold or trade the Fund’s assets will be based in the United States and will be subject to United States regulations. The Sponsor believes that approximately 15% of the Fund’s assets will normally be committed as margin for VIX Futures Contracts and that 30% of the Fund’s net assets will normally be deposited with its FCM. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of the Fund’s assets is held in cash or cash equivalents. Cash and cash equivalents held by the Fund constitute reserves that are available to meet ongoing margin and collateral requirements. All interest or other income earned on these investments is retained for the Fund’s benefit. The approximate 30% of the Fund’s net assets held by the FCM are held in segregation pursuant to the CEA and CFTC regulations. See “Use of Proceeds” for more details.

Fees and Expenses

Management Fee	The Fund will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 1.85% per annum of its average daily NAV.

Organization and Offering Expenses	The Sponsor is responsible for the offering costs of the Fund. None of the costs and expenses related to the initial registration, offer and sale of Shares, which totaled approximately $142,880, were or are chargeable to the Fund, and the Sponsor did not and may not recover these costs and expenses from the Fund. Normal and expected expenses incurred in connection with the continuous offering of Shares of the Fund are paid by the Sponsor.

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Brokerage Commissions and Fees	The Fund will pay all its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC regulated investments, except as provided in the following sentence. The Sponsor will pay for any brokerage commissions on VIX Futures Contracts that exceed 0.6% of the Fund’s average net assets annually. The Sponsor believes it is unlikely that any brokerage commissions on VIX Futures Contracts will exceed 0.6% of the Fund’s average net assets annually and does not expect that it will be responsible for any brokerage commissions on VIX Futures Contracts in normal market conditions.

Other Transaction Costs	The Fund will bear other transaction costs including financing costs/fees associated with the use of financial instruments and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements).

Routine Operational, Administrative and Other Ordinary Expenses	From the Management Fee, the Sponsor is responsible for paying the fees and expenses of the Administrator, Custodian (by reimbursing the Trust), Distributor, Transfer Agent and all routine operational, administrative and other ordinary expenses of the Fund.

Non-Recurring Fees and Expenses	The Fund pays all its non-recurring and unusual expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Investors may pay customary brokerage commissions in connection with purchases of the Shares.

Authorized Participants will be required to pay the Fund a fixed transaction fee of up to $500 in connection with each order to create and redeem a Creation Unit in order to reimburse the Fund for transaction-related expenses. Investors who use the services of a broker or other such intermediary to purchase Shares of a Fund may pay additional fees for such services.

Distributions

The Fund will make distributions at the discretion of the Sponsor. The Fund currently does not expect to make distributions with respect to capital gains or income. Depending on the Fund’s performance for the taxable year and an investor’s own tax situation for such year, an investor’s income tax liability for the taxable year for his, her or its allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions an investor receives with respect to such year.

Fiscal Year

The fiscal year of the Fund ends on December 31 of each year.

Financial Information

Other than as set forth below in “Summary Historical Financial Data”, no financial information is available for the Fund because it has not commenced operations as of the date of this Prospectus.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” the Fund will not be classified as an association taxable as a corporation. Instead, the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income tax liability; rather, each beneficial owner of the Fund’s Shares will be required to take into account its allocable share of the Fund’s income, gain, loss, deductions and other items for the Fund’s taxable year ending with or within the beneficial owner’s taxable year.

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The treatment of an investment in the Fund by an entity that is classified as a regulated investment company for U.S. federal income tax purposes, or a RIC, will depend, in part, on whether the Fund is classified as a qualified publicly traded partnership, or a qualified PTP, for purposes of the RIC rules. Prospective RIC investors should refer to the discussion in “Material U.S. Federal Income Tax Considerations—Regulated Investment Companies” and consult a tax adviser regarding the treatment of an investment in the Fund under current tax rules and in light of their particular circumstances.

Additionally, please refer to the “Material U.S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares in the Fund.

Reports to Shareholders

The Sponsor will furnish an annual report of the Fund in the manner required by the rules and regulations of the SEC as well as those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Fund examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activity of the Fund. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Sponsor’s website at www.dynamicsharesetf.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

Corporate Information

The Trust was organized as a Delaware statutory trust under the DSTA on March 8, 2019 under the name Dynamic Shares Trust. The Trust’s principal executive offices are located at c/o Dynamic Shares LLC, 401 W Superior St, Suite 300, Chicago, IL 60654, and our telephone number at that location is (678) 834-4218. The URL for our website is www.dynamicsharesetf.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus.

The Trust is managed by Dynamic Shares LLC, the Sponsor, whose office is located at 401 W Superior St, Suite 300, Chicago, IL 60654.

The books and records of the Fund are maintained as follows: all marketing materials are maintained at the offices of the Distributor at 100 E. Six Forks Road, Suite 200, Raleigh, NC 27609; Telephone: (919) 831-2370. Creation Unit creation and redemption books and records, certain financial books and records and certain trading and related documents received from FCM(s) are maintained by the Administrator, 116 South Franklin Street, Rocky Mount, North Carolina 27804.

All other books and records of the Fund are maintained at the Fund’s principal office, c/o Dynamic Shares LLC, 401 W Superior St, Suite 300, Chicago, IL 60654.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

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SUMMARY HISTORICAL FINANCIAL DATA

The Trust

The following tables present a summary of the Trust’s and Fund’s historical financial data for the year ended December 31, 2020 and the period from March 8, 2019 (inception) through December 31, 2019, which are derived from the Trust’s and Fund’s audited financial statements, respectively.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results the Trust and Fund expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Trust”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Fund”, and Trust’s and Fund’s financial statements and related notes appearing elsewhere in this prospectus.

	The Trust March 8, 2019 (inception) through December 31, 2019		The Fund March 8, 2019 (inception) through December 31, 2019

Statement of Operations Data
Revenues		$-		$-
Cost of Revenue		-		-
Gross margin		-		-
Total operating expenses		-		-
Net loss		$-		$-
Net loss per share, basic and diluted		$-		$-

Balance Sheet Data (at period end)
Cash		$100		$100
Working capital (1)		$100		$100
Total assets		$100		$100
Total liabilities	$		$
Stockholders’ equity		$100		$100

(1) Working capital represents total current assets less total current liabilities.

	The Trust For the Year Ended December 31, 2020		The Fund For the Year Ended December 31, 2020

Statement of Operations Data
Revenues		$-		$-
Cost of Revenue		-		-
Gross margin		-		-
Total operating expenses		-		-
Net loss		$-		$-
Net loss per share, basic and diluted		$-		$-

Balance Sheet Data (at period end)
Cash		$100		$100
Working capital (1)		$100		$100
Total assets		$100		$100
Total liabilities	$		$
Stockholders’ equity		$100		$100

(1) Working capital represents total current assets less total current liabilities.

Other than the above, no financial information is available for the Trust and the Fund because they have not commenced operations as of the date of this Prospectus.

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RISK FACTORS

Before investors invest in the Shares, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before they decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement or post-effective amendment or in other reports filed with the SEC in the future.

Principal Risks

The algorithm’s predictions concerning the movement in the price of VIX Futures Contracts may not anticipate actual market movements, and these predictions may affect the return on your investment.

The Sponsor’s algorithm continuously evaluates the Fund’s holdings, purchases and sales with a view to achieving the Fund’s investment objective. However, the achievement of the stated investment objective cannot be guaranteed over short- or long-term market cycles. The algorithm’s predictions concerning the movement in the price of VIX Futures Contracts may not anticipate actual market movements, and these predictions may affect the return on your investment.

The Fund seeks to achieve its investment objective even if it will cause the value of the Shares to decline.

The Fund is not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Rather, the Fund is actively managed by the Sponsor’s algorithm and seeks to remain fully invested at all times in VIX Futures Contracts and/or cash or cash equivalents, consistent with its investment objective without regard to market conditions, trends or direction. Pursuit of the Fund’s investment objective without regard to market conditions, trends, or direction, may cause the Fund to experience sudden, large and unexpected losses. See “Investments linked to equity market volatility, including Shares of the Fund, can be highly volatile and may experience sudden, large and unexpected losses. Sudden, large and unexpected losses could lead to a liquidation of the Fund.”

The Sponsor will not materially modify the algorithm described in this Registration Statement after this Registration Statement is declared effective by the Securities and Exchange Commission.

After this Registration Statement is declared effective by the Securities and Exchange Commissions, the Sponsor will not make any material changes to the algorithm, even if the algorithm is unsuccessful and fails in its objective to better manage risk by causing the Fund to maintain lower notional exposure to VIX Futures Contracts during periods where such exposure would cause the Fund to incur losses and maintain similar notional exposure to VIX Futures Contracts during periods where such exposure would cause the Fund to make profits. Therefore, if the algorithm is unsuccessful, the Fund will likely fail to grow or maintain an economically viable size, in which case it could ultimately liquidate. The Fund’s lack of an operating history makes it difficult to predict future operating results.

To the extent that Authorized Participants exit the business or are unable to process creation and/or redemption orders, and no other Authorized Participant can step forward to create and redeem, Shares may trade at discount to NAV and possibly face trading halts and/or de-listing as well as the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment (Authorized Participant Concentration Risk).

Only an Authorized Participant (as defined herein) may engage in creation or redemption transactions directly with the Fund. The Fund may have a limited number of financial institutions that act as Authorized Participants. The initial Authorized Participant for the Fund is expected to be Virtu Americas LLC, a Delaware limited liability company, which is a registered broker-dealer, and the Fund will not commence trading unless and until the initial Authorized Participant effects the minimum initial purchase. However, there can be no guarantees that Virtu Americas LLC or other Authorized Participants will continue to process creation and/or redemption orders after the Fund has commenced trading. To the extent that those Authorized Participants exit the business or are unable to process creation and/or redemption orders, and no other Authorized Participant can step forward to create and redeem, Shares may trade at discount to NAV and possibly face trading halts and/or de-listing. Further, to the extent that those Authorized Participants exit the business, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Paying redemption proceeds in cash rather than through in-kind delivery of portfolio investments may require the Fund to dispose of or sell portfolio investments to obtain the cash needed to distribute redemption proceeds at an inopportune time which may cause the Fund to recognize gains or losses that it might not have incurred if it had made a redemption in-kind (Cash Transactions Risk).

Unlike most other ETFs, the Fund expects to effect its creations and redemptions in exchange for a significant cash component and a smaller component, if any, of in-kind portfolio investments. Paying redemption proceeds in cash rather than through in-kind delivery of portfolio investments may require the Fund to dispose of or sell portfolio investments to obtain the cash needed to distribute redemption proceeds at an inopportune time. This may cause the Fund to recognize gains or losses that it might not have incurred if it had made a redemption in-kind. As a result, the Fund may pay out higher or lower annual capital gains distributions than ETFs that redeem in kind. As a practical matter, only institutions and large investors, such as market makers or other large broker-dealers, purchase or redeem Creation Units. Most investors will buy and sell shares of the Fund on an exchange.

Registration of the Sponsor as a commodity pool operator imposes additional compliance obligations on the Sponsor and the Fund related to additional laws, regulations and enforcement policies, which could increase compliance costs and may affect the operations and financial performance of the Fund (Commodity Pool Regulatory Risk).

The Fund’s investment exposure to VIX Futures Contracts will cause it to be deemed to be a commodity pool, thereby subjecting the Fund to regulation under the Commodity Exchange Act and Commodity Futures Trading Commission (“CFTC”) rules. The Sponsor is registered as a Commodity Pool Operator (“CPO”), and the Fund will be operated in accordance with applicable CFTC rules. Registration as a CPO imposes additional compliance obligations on the Sponsor and the Fund related to additional laws, regulations and enforcement policies, which could increase compliance costs and may affect the operations and financial performance of the Fund. For example, the Sponsor will be required to post certain documents on the Fund’s website, make periodic filings with the NFA, retain certain records, and implement certain policies and procedures.

The Fund’s performance for periods greater than a single day will be the result of each day’s returns compounded over the period, and the return for investors that invest for a period different than a trading day will not be the product of the return of the Fund’s stated daily inverse investment objective (Compounding Risk).

The Fund’s performance for periods greater than a single day will be the result of each day’s returns compounded over the period. A “single day” is measured from the time a Fund calculates its net asset value to the time of the Fund’s next net asset value calculation. As a consequence, the return for investors that invest for a period different than a trading day will not be the product of the return of the Fund’s stated daily inverse investment objective. Particularly, during periods of high volatility, the Fund may not perform as expected, and the Fund may have losses when an investor may have expected gains if the Fund is held for a period that is different than one trading day.

Compounding affects all investments, but has a more significant impact on an inverse fund. This effect becomes more pronounced as volatility increases.

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The Fund will be subject to credit risk with respect to the amount the Fund expects to receive from counterparties to financial instruments entered into by the Fund and a default in the payment by the counterparties may cause the value of an investment in the Fund to decrease (Counterparty Risk).

The Fund will be subject to credit risk (i.e. the risk that a counterparty is unwilling or unable to make timely payments to meet its contractual obligations) with respect to the amount the Fund expects to receive from counterparties to financial instruments entered into by the Fund. As a result, the Fund may obtain no or limited recovery of its investment in such financial instruments, and any recovery may be significantly delayed. Consequently, such a default may cause the value of an investment in the Fund to decrease.

Gains or losses in VIX Future Contracts, derivative contracts in which the Fund invests, may be magnified and may be much greater than the derivative’s original cost (Derivatives Risk).

The Fund will invest in and have investment exposure to VIX Futures Contracts, which are types of derivative contracts. A derivative refers to any financial instrument whose value is derived, at least in part, from the price of an underlying security, asset, rate, or index. The use of derivatives presents risk different from, and possibly greater than, the risks associated with investing directly in traditional securities. Changes in the value of a derivative may not correlate perfectly with the underlying security, asset, rate or index. Gains or losses in a derivative may be magnified and may be much greater than the derivative’s original cost.

When the Fund has an open futures contract position, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements due to several factors and if the Fund has insufficient cash to meet daily variation margin requirements, it might need to sell portfolio investments at a time when such sales are disadvantageous (VIX Futures Contracts Risk).

VIX Futures Contracts are unlike traditional futures contracts and are not based on a tradable reference asset. The VIX Index is not directly investable, and the settlement price of a VIX Futures Contract is based on the calculation that determines the level of the VIX Index. As a result, the behavior of a VIX Futures Contract may be different from traditional futures contracts whose settlement price is based on a specific tradable asset. In addition, when economic uncertainty increases and there is an associated increase in expected volatility, the value of VIX Futures Contracts will likely also increase. Similarly, when economic uncertainty recedes and there is an associated decrease in expected volatility, the value of VIX Futures Contracts will likely also decrease. When the Fund has an open futures contract position, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. Because futures require only a small initial investment in the form of a deposit or margin, they involve a high degree of leverage. If the Fund has insufficient cash to meet daily variation margin requirements, it might need to sell portfolio investments at a time when such sales are disadvantageous. Futures markets are highly volatile and the use of or exposure to futures contracts may increase volatility of the Fund’s NAV. Futures contracts are also subject to liquidity risk.

Several factors may affect the price and/or liquidity of VIX Futures Contracts, including, but not limited to: prevailing market prices and forward volatility levels of the U.S. stock markets, the S&P 500®, the equity securities included in the S&P 500® and prevailing market prices of options on the S&P 500®, the VIX Index, options on the VIX Index, VIX Futures Contracts, or any other financial instruments related to the S&P 500® and the VIX Index or VIX Futures Contracts; interest rates, economic, financial, political, regulatory, geographical, biological or judicial events that affect the current volatility reading of the VIX Index or the market price or forward volatility of the U.S. stock markets, the equity securities included in the S&P 500®, the S&P 500®, the VIX Index or the relevant futures or option contracts on the VIX Index; supply and demand as well as hedging activities in the listed and over-the-counter (“OTC”) equity derivatives markets; disruptions in trading of the S&P 500®, futures contracts on the S&P 500® or options on the S&P 500®; and the level of contango or backwardation in the VIX Futures Contracts market. These factors interrelate in complex ways, and the effect of one factor on the market value of the Fund may offset or enhance the effect of another factor.

If the Exchange closes early on a day when a shareholder needs to execute trades late in the trading day, the shareholder might incur trading losses (Early Closing Risk).

An unanticipated early closing of the NYSE Arca may result in a shareholder’s inability to buy or sell Shares of the Fund on that day. For instance, in March of 2017, NYSE Arca suffered a trading glitch, affecting the closing auctions of dozens of ETFs. The problem forced the exchange to suspend trading and cancel all open orders at 4:13 p.m. on the date the glitch occurred. If the Exchange closes early on a day when a shareholder needs to execute trades late in the trading day, the shareholder might incur trading losses.

Historical correlation trends between the VIX Futures Contracts and other asset classes may not continue or may reverse, limiting or eliminating any potential diversification or other benefit from owning the Fund.

To the extent that an investor purchases Shares of the Fund seeking diversification benefits based on the historic correlation (whether positive or negative) between the VIX Futures Contracts and other asset classes (for instance, U.S. equities, U.S. bonds, options or swaps), such historic correlation may not continue or may reverse itself. In this circumstance, the diversification or other benefits sought may be limited or non-existent.

Policies and changes that affect the composition and valuation of the S&P 500® and the VIX Index could affect the level of such indexes and/or the value of VIX Futures Contracts and, therefore, the value of the Fund’s Shares (Index Calculation and VIX Futures Contract Pricing Risk).

The policies of S&P and the CBOE and changes that affect the composition and valuation of the S&P 500® and the VIX Index could affect the level of such indexes and/or the value of VIX Futures Contracts and, therefore, the value of the Fund’s Shares. For example, shareholders will lose money when the values of the VIX Futures Contracts rise, and a single day or intraday increase in the level of the VIX Futures Contracts approaching 200% could result in the total loss or almost total loss of an investor’s investment. See “An increase in the level of VIX Futures Contracts could result in the loss of an investor’s investment (Inverse Exposure Risk).”

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Market values of the investments by the Fund can be negatively impacted by liquidity, credit deterioration or losses, financial results, changes in interest rates, or other factors and, as a result, the value or liquidity of the cash equivalents and marketable securities of the Fund could decline and result in a material impairment, which could materially adversely affect our financial condition and operating results (Interest Rate and Investment Risk due to Market Fluctuations).

The Fund will hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds). The federal funds rate is maintained by the Federal Reserve and is generally viewed as the base rate for all other interest rates in the US economy. The higher the federal funds rate, the more expensive it is to borrow money. The US federal funds rate can influence domestic and international monetary and financial conditions. The historically low-yield environment continues to encourage greater risk-taking across the financial system. Investors may seek incremental gains in yield for disproportionate amounts of risk. A sharp increase in interest rates or credit spreads could generate losses on longer-term assets, including less liquid assets. If such losses are borne by leveraged investors, they could lead to fire sales and further declines in asset prices.

The Fund has domestic investments. Market values of these investments can be negatively impacted by liquidity, credit deterioration or losses, financial results, changes in interest rates, or other factors. As a result, the value or liquidity of our cash equivalents and marketable securities could decline and result in a material impairment, which could materially adversely affect our financial condition and operating results.

An increase in the level of VIX Futures Contracts could result in the loss of an investor’s investment (Inverse Exposure Risk).

Shareholders will lose money when the values of the VIX Futures Contracts rise—a result that is the opposite from traditional funds. Inverse positions can also result in the total loss of an investor’s investment. A single day or intraday increase in the level of the VIX Futures Contracts approaching 200% could result in the total loss or almost total loss of an investor’s investment, even if the levels of the VIX Futures Contracts subsequently decrease.

The Fund’s investment in derivative instruments generally requires a small investment relative to the amount of investment exposure assumed and, as a result, such investments may give rise to losses that exceed the amount invested in those instruments (Leveraging Risk).

The Fund’s investment in derivative instruments generally requires a small investment relative to the amount of investment exposure assumed. As a result, such investments may give rise to losses that exceed the amount invested in those instruments. The more the Fund invests in derivative instruments that give rise to leverage, the more this leverage will magnify any losses on those investments. Leverage will cause the value of the Fund’s Shares to be more volatile than if the Fund did not use leverage. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of the Fund’s portfolio or other investments. The use of leverage also may cause the Fund to liquidate portfolio positions when it would not be advantageous to do so to satisfy its obligations or to meet segregation requirements. Certain types of leveraging transactions, such as short sales that are not “against the box,” could theoretically be subject to unlimited losses in cases where the Fund, for any reason, is unable to close out the transaction. In addition, to the extent the Fund borrows money, interest costs on such borrowed money may not be recovered by any appreciation of the financial instruments purchased with the borrowed funds and could exceed the Fund’s investment income, resulting in greater losses. The cost of investing in such instruments generally increases as interest rates increase, which will lower the Fund’s return.

A lack of liquidity in the derivatives and other instruments that the Fund will invest in making it more difficult or costlier to buy, or to sell such derivatives and other instruments could have a negative effect on the Fund’s ability to achieve its investment objective and may result in losses to Fund shareholders (Liquidity Risk).

The Fund will invest in derivatives and other instruments that may be less liquid than other types of investments. Investments that are less liquid or that trade less can be more difficult or costlier to buy, or to sell, compared to other more liquid or active investments. This liquidity risk is a factor of the trading volume of a particular investment, as well as the size and liquidity of the market for such an investment. The derivatives in which the Fund invests may not always be liquid. The large size of the positions which the Fund may acquire increases the risk of illiquidity both by making its positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Fund will typically invest in financial instruments related to one index. A lack of liquidity could have a negative effect on the Fund’s ability to achieve its investment objective and may result in losses to Fund shareholders.

Due to market conditions, the value of the Fund’s investments may fluctuate significantly from day to day, possibly causing the value of your investment in the Fund to decrease (Market Risk).

Due to market conditions, the value of the Fund’s investments may fluctuate significantly from day to day. This volatility may cause the value of your investment in the Fund to decrease. For example, there were significant spikes in the level of the VIX Index in the first quarter of 2020, which could have caused the Fund to incur significant losses if it had been trading at that time. See “During recent market volatility in the first quarter of 2020, there were significant spikes in the level of the VIX Index, which could have caused the Fund to incur significant losses if it had been trading at that time.”

The Fund has no operating history, and, as a result, investors have no performance history to serve as a factor for evaluating an investment in the Fund.

The Fund is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. The Fund has no operating history. Investors should understand that an investment in a new exchange-traded fund is significantly risker than an investment in an exchange-traded fund with a significant operating history. There can be no assurance that the Fund will grow to or maintain an economically viable size, in which case it could ultimately liquidate. The Fund’s operations are subject to all of the risks inherent in the establishment of a new exchange-traded fund. The likelihood of the Fund’s success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new exchange-traded fund. The Fund’s lack of an operating history makes it difficult to predict future operating results.

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The Fund is non-diversified, and as a result, a decline in the value of those investments would cause the Fund’s overall value to decline to a greater degree than if the Fund held more diversified holdings (Non-Diversification Risk).

The Fund is non-diversified, meaning that, as compared to a diversified fund, it can invest a greater percentage of its assets in a single type of financial instrument. The Sponsor believes that approximately 15% of the Fund’s assets will normally be committed as margin for VIX Futures Contracts and that 30% of the Fund’s net assets will normally be deposited with its FCM. The remaining portion of the Fund’s assets is held in cash or cash equivalents. A decline in the value of those investments would cause the Fund’s overall value to decline to a greater degree than if the Fund held more diversified holdings.

The Fund’s investment strategy is expected to result in high portfolio turnover, which will result in increased transaction costs compared to an investment strategy with less portfolio turnover and may lower Fund performance (Portfolio Turnover Risk).

The Fund’s investment strategy is expected to result in high portfolio turnover, which will result in increased transaction costs compared to an investment strategy with less portfolio turnover and may lower Fund performance. For example, to maintain consistent exposure to VIX Futures Contracts, the Fund must periodically (daily) migrate its VIX Futures Contracts nearing expiration into VIX Futures Contracts with later expirations. When the market for these contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the rolling process of the more nearby contract would take place at a price that is higher than the price of the more distant futures contract. This pattern of higher future prices of shorter expiration futures contracts is referred to as “backwardation.” An extended period of backwardation in the VIX Futures Contracts markets could cause the Fund to incur significant and sustained losses.

An increase in the implied level of future market volatility, to the extent such change is reflected in the price of VIX Futures Contracts, is expected to lower the Fund’s return and result in a loss (Short Sale Exposure Risk).

The Fund will seek inverse or “short” exposure to the implied level of future market volatility through VIX Futures Contracts, which will cause the Fund to be exposed to certain risks associated with selling VIX Futures Contracts short. These risks include that an increase in the implied level of future market volatility, to the extent such change is reflected in the price of VIX Futures Contracts, is expected to lower the Fund’s return and result in a loss. See “An increase in the level of VIX Futures Contracts could result in the loss of an investor’s investment (Inverse Exposure Risk).”

If the price of VIX Futures Contracts goes up during a short sale by the Fund, the Fund will realize a loss on the transaction (Short Sales Risk).

Short sales are transactions in which the Fund sells a financial instrument it does not own. To complete the transaction, the Fund must borrow the financial instrument to make delivery to the buyer. The Fund is then obligated to replace the financial instrument borrowed by purchasing the financial instrument at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the financial instrument was sold by the Fund. If the financial instrument goes down in price between the time the Fund sells the financial instrument and buys it back, the Fund will realize a gain on the transaction. Conversely, if the financial instrument goes up in price during the period, the Fund will realize a loss on the transaction. Any such loss is increased by the amount of premium or interest the Fund may pay to the lender of the financial instrument. Likewise, any gain will be decreased by the amount of premium or interest the Fund may pay to the lender of the financial instrument. The Fund is also required to segregate other assets on its books to cover an obligation to return the financial instrument to the lender, which means that those other assets may not be available to meet the Fund’s needs for immediate cash or other liquidity. The Fund’s investment performance may also suffer if the Fund is required to close out a short position earlier than it had intended. This would occur if the financial instrument lender required the Fund to deliver the financial instrument the Fund borrowed at the commencement of the short sale and the Fund was unable to borrow the financial instrument from another lender or otherwise obtain the financial instrument by other means. In addition, the Fund may be subject to expenses related to short sales that are not typically associated with investing in financial instruments directly, such as costs of borrowing and margin account maintenance costs associated with the Fund’s open short positions. These expenses negatively impact the performance of the Fund. These types of short sale expenses are sometimes referred to as the “negative cost of carry,” and will tend to cause the Fund to lose money on a short sale even in instances where the implied level of future market volatility does not change over the duration of the short sale. Regulatory bans on certain short selling activities may prevent the Fund from fully implementing its strategies. Because a short position loses value as the financial instrument’s price increases and the market price of the financial instrument sold short could increase without limit, the loss on a short sale is theoretically unlimited. Short sales involve leverage because the Fund borrows financial instruments and then sells them, effectively leveraging its assets.

Shares of the Fund may trade on the Exchange below their net asset value and although the Fund’s Shares are expected to be listed on the Exchange, there can be no assurance that an active trading market for Shares will develop or be maintained (Trading Risk)

Shares of the Fund may trade on the Exchange above or below their net asset value (“NAV”). The NAV of Shares will fluctuate with changes in the market value of the Fund’s holdings. In addition, although the Fund’s Shares are expected to be listed on the Exchange, there can be no assurance that an active trading market for Shares will develop or be maintained. See “The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.”

The Fund’s derivative investments, VIX Futures Contracts, which are largely linked to equity market volatility indexes, can be highly volatile and may experience large losses (Volatility Risk)

The Fund’s derivative investments, VIX Futures Contracts, which are largely linked to equity market volatility indexes, can be highly volatile and may experience large losses. Trading in VIX Futures Contracts, particularly contracts that are close to expiration, has been very volatile and can be expected to be very volatile in the future. The volatile nature of these instruments may have an adverse impact on the Fund beyond the impact of any changes in the VIX Index. See “During recent market volatility in the first quarter of 2020, there were significant spikes in the level of the VIX Index, which could have caused the Fund to incur significant losses if it had been trading at that time” and “Investments linked to equity market volatility, including Shares of the Fund, can be highly volatile and may experience sudden, large and unexpected losses. Sudden, large and unexpected losses could lead to a liquidation of the Fund.”

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The Sponsor has no experience operating commodity pools and the management lack experience in managing a sponsor, trust or fund and, as a result, the operation and performance of the Sponsor, the Trust and the Fund may be adversely affected by this lack of experience.

The Sponsor is recently formed and has not previously managed any commodity pools. In addition, the management of the Sponsor, the Trust and the Fund, including Weixuan Zhang, our Chief Executive Officer, and Xinyu Jiang, our Chief Financial Officer, lack experience in operating and managing a sponsor, trust or fund. The operation and performance of the Sponsor, the Trust and the Fund may be adversely affected by this lack of experience. The operations of the Sponsor, Trust and Fund are heavily regulated and any failure by these entities to adhere to the rules and regulations to which they are subject could have a material adverse effect on their operations or performance.

The Sponsor has limited capital and may be unable to continue to manage the Fund if it sustains continued losses.

The Sponsor was formed for the purpose of managing the Trust, including the Fund and any other fund that may be formed as a series of the Trust in the future, and has been provided with capital primarily by its principals. If the Sponsor operates at a loss for an extended period, its capital will be depleted and it may be unable to obtain additional financing necessary to continue its operations. If the Sponsor were unable to continue to provide services to any Fund, the Fund would be terminated if a replacement sponsor could not be found. Any expenses related to the operation of a Fund would need to be paid by the Fund at the time of termination.

The Fund is not suitable for all investors.

The Fund should be used only by investors who (a) understand the risks associated with the use of financial instruments that give rise to leverage, (b) are willing to assume a high degree of risk, (c) understand the consequences of seeking inverse investment results, (d) understand the risk of shorting and (e) intend to actively monitor and manage their investments in the Fund. Investors who do not meet these criteria should not buy shares of the Fund. An investment in the Fund is not a complete investment program.

To the extent that an investor purchases the Fund seeking diversification benefits based on the historic correlation (whether positive or negative) between the VIX Futures Contracts and other asset classes, such historic correlation may not continue or may reverse itself (Correlation Risks).

While the Fund expects to meet its investment objective, there is no guarantee it will do so. Factors that may affect the Fund’s ability to meet its investment objective include, without limitation: (i) the Sponsor’s ability to purchase and sell VIX Futures Contracts in a manner that correlates to the Fund’s objective; (ii) bid-ask spreads on such instruments; (iii) fees, expenses, transaction costs, financing costs associated with the use of derivatives and commission costs; (iv) holding instruments traded in a market that has become illiquid or disrupted; (v) the need to conform the Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (vi) early and unanticipated closings of the markets on which the holdings of the Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions; and (vii) accounting standards.

To the extent that an investor purchases the Fund seeking diversification benefits based on the historic correlation (whether positive or negative) between the VIX Futures Contracts and other asset classes, such historic correlation may not continue or may reverse itself. In this circumstance, the diversification or other benefits sought may be limited or non-existent.

The use of leverage and/or inverse positions could result in the total loss of an investor’s investment

Funds that use leverage in seeking to achieve their investment objectives will lose more money in market environments adverse to their investment objectives than funds that do not employ leverage. The use of leverage and/or inverse positions could result in the total loss of an investor’s investment. For instance, a single day or intraday increase in the level of the VIX Futures Contracts approaching 200% could result in the total loss or almost total loss of an investor’s investment. See “An increase in the level of VIX Futures Contracts could result in the loss of an investor’s investment (Inverse Exposure Risk)”.

Potential negative impact from a constant one-month rolling short position in first and second month VIX Futures Contracts under normal circumstances.

Futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. Therefore, to maintain consistent exposure to VIX Futures Contracts, the Fund must periodically (daily) migrate its VIX Futures Contracts nearing expiration into VIX Futures Contracts with later expirations – a process referred to as “rolling.” When rolling VIX Futures Contracts, the Fund will close out a futures position prior to its expiration and purchase an identical futures contract with a later expiration date. The Fund does not intend to hold any VIX Futures Contracts through expiration, but instead intends to “roll” all its positions in VIX Futures Contracts as such futures contracts approach expiration. The Fund is subject to risks related to having a constant one-month rolling short position in first and second month VIX Futures Contracts under normal circumstances, which are described in more detail below.

When the market for these contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the rolling process of the more nearby contract would take place at a price that is lower than the price of the more distant contract. This pattern of higher future prices for longer expiration futures contracts is often referred to as “contango.” Alternatively, when the market for these contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the rolling process of the more nearby contract would take place at a price that is higher than the price of the more distant futures contract. This pattern of higher future prices of shorter expiration futures contracts is referred to as “backwardation.”

The presence of contango in VIX Futures Contracts at the time of rolling is expected to positively affect the Fund due to its constant one-month rolling short position under normal circumstances. The presence of backwardation in in VIX Futures Contracts at the time of rolling is expected to adversely affect the Fund due to its constant one-month rolling short position under normal circumstances. Because of the frequency with which the Fund expects to roll VIX Futures Contracts, the impact of such contango or backwardation may be greater than the impact would be if the Fund experienced less portfolio turnover.

There have been extended periods in which contango or backwardation has existed in the VIX Futures Contracts markets and such periods can be expected to occur in the future. An extended period of backwardation in the VIX Futures Contracts markets could cause the Fund to incur significant and sustained losses. For example, backwardation existed for an extended period of time from October 2018 to December 2018 and from February 2020 to April 2020 in the VIX Futures Contracts markets. If the Fund had been trading during such periods, then the Fund would have incurred losses. See “During recent market volatility in the first quarter of 2020, there were significant spikes in the level of the VIX Index, which could have caused the Fund to incur significant losses if it had been trading at that time.”

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During recent market volatility in the first quarter of 2020, there were significant spikes in the level of the VIX Index, which could have caused the Fund to incur significant losses if it had been trading at that time.

While the VIX Index is not directly investable and cannot be traded on a spot price basis, the settlement price of a VIX Futures Contract is based on a theoretical calculation that determines the level of the VIX Index. As a result, high volatility, represented by changes in the level of the VIX Index, may have a materially adverse impact on the Fund. For instance, if the Fund had been trading in the first quarter of 2020, due to a number of spikes in the level of the VIX Index, the Fund could have incurred a loss of up to 4.6% of its NAV in January, a loss of up to 7.18% of its NAV in February, and a loss of up to 0.11% of its NAV in March (The Fund would not have held any positions from February 26, 2020, to March 20, 2020, as illustrated in the chart below the following hypothetical performance disclaimers.). In other words, a $100 investment at the beginning of January could have declined in value by almost 10.65% in the first quarter. (Calculation is based on the closing price of VIX Futures Contracts at 4:15 p.m. ET.)

THE IMMEDIATELY FOLLOWING CHART AND THE CHART UNDER THE RISK FACTOR “During periods of extreme market stability, the Fund is expected to significantly underperform a traditional short VIX short-term futures ETF that maintains a fixed notional exposure of -0.5.” (I) ASSUME REINVESTMENT OF PROFITS, (II) DO NOT INCLUDE ANY FEES, SUCH AS THE MANAGEMENT FEE, AND (III) CALCULATE PERFORMANCE BASED ON THE DAILY SETTLEMENT PRICE OF VIX FUTURES CONTRACTS.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

DYNAMIC SHARES LLC HAS HAD LITTLE OR NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

As shown in the chart above, the Fund would not have held any positions from February 26, 2020 to March 20, 2020, because its stress mode would have been triggered. When the stress mode would have been triggered on February 24, 2020, the Fund would have recalibrated its notional exposure to half of its expected notional exposure on February 21, 2020. On February 26, 2020, the stress mode would still have been triggered and the Fund would have recalibrated its notional exposure to half of its expected notional exposure on February 25, 2020, which would have been lower than -0.05, and, consequently, the Fund would have not held any positions in VIX Futures Contracts on that date. As the stress mode would have been consistently triggered until March 19, 2020, the Fund would not have held any positions from February 26, 2020, to March 20, 2020. At the end of March 20, 2020, the stress mode would not have been triggered, and the Fund would have recalibrated its exposure to -0.25.

Significant losses could also be incurred during a single day. For instance, when the VIX Index spiked on February 24, 2020, the Fund could have incurred a loss of up to 6.06% of its NAV. As noted above, a single day or intraday increase in the level of the VIX Futures Contracts approaching 200% could result in the total loss or almost total loss of an investor’s investment, even if the levels of the VIX Futures Contracts subsequently decrease. In other words, a holder of Shares could potentially lose the full value of their investment within a single day. See “An increase in the level of VIX Futures Contracts could result in the loss of an investor’s investment (Inverse Exposure Risk).”

Investments linked to equity market volatility, including Shares of the Fund, can be highly volatile and may experience sudden, large and unexpected losses. Sudden, large and unexpected losses could lead to a liquidation of the Fund.

The VIX Index measures the 30-day forward volatility of the S&P 500® Index as calculated based on the prices of certain put and call options on the S&P 500® Index. The level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index may change unpredictably, potentially adversely affecting the value of the Fund’s investments.

For example, in February of 2018, multiple U.S.-listed, inverse VIX exchange-traded products were suspended from trading following a spike in the level of the VIX Index, which caused the value of their products to experience a sharp and rapid decline. One such product, which was the largest inverse VIX exchange-traded product at the time, suffered a decline in value of more than 90% that caused the sponsor to liquidate the product. There is a material risk that if the Fund experienced sudden, large and unexpected losses, then the Sponsor could choose to liquidate the Fund.

During periods of extreme market stability, the Fund is expected to significantly underperform a traditional short VIX short-term futures ETF that maintains a fixed notional exposure of -0.5.

As illustrated in the chart below, from January 2017 through December 2017, the level of the VIX Index was stable for an extended period of time, and if the Fund been operating during such period, then it would have significantly underperformed a traditional short VIX short-term futures ETF that maintains a fixed notional exposure of -0.5.

Similarly, the Fund can be expected to significantly underperform a traditional short VIX short-term futures ETF that maintains a fixed notional exposure of -0.5 in any future period during which the level of the VIX Index is stable for an extended period of time.

Fees are charged regardless of the Fund’s returns and may result in depletion of assets.

The Fund is subject to the fees and expenses described herein which are payable irrespective of the Fund’s return. Such fees and expenses include asset-based fees of 1.85% per annum of the Fund’s average daily NAV, as well as the effects of commissions, trading spreads, and embedded financing, borrow costs and fees associated with futures contracts. Additional charges may include other fees as applicable.

Natural disasters and epidemics can cause substantial market volatility, exchange trading suspensions and closures and can impact the ability of the Fund to complete redemptions and otherwise affect Fund performance, resulting in losses to your investment, and Fund trading in the secondary market (Natural Disaster/Epidemic Risk).

Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including pandemics and epidemics (for example, the novel coronavirus COVID-19), have been and can be highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses. Such natural disaster and health crises could exacerbate political, social, and economic risks mentioned herein, and result in significant breakdowns, delays, shutdowns, social isolation, and other disruptions to important global, local and regional supply chains affected, with potential corresponding results on the operating performance of the Fund and its investments. A climate of uncertainty and panic, including the contagion of infectious viruses or diseases, may adversely affect global, regional, and local economies and increase the difficulty of modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Fund may have difficulty achieving its investment objective which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Fund’s Sponsor and third party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Fund’s investments. For instance, prior to the COVID-19 epidemic, the Sponsor anticipated a lower “breakeven amount” for the Fund because the Sponsor expected interest income from the Fund’s investments to offset the Fund’s estimated fees, costs and expenses. Due to market conditions following the COVID-19 epidemic, the Fund’s interest income is assumed to be zero, and the amount of trading income the Fund needs to achieve to breakeven is higher than the Sponsor anticipated prior to the COVID-19 epidemic. Additionally, during the peak of the COVID-19 epidemic, certain state and local governments enacted stay-at-home/shelter-at-home orders, causing certain agents of the Sponsor and its third party service providers to enact business continuity measures, such as requiring or permitting employees to work from home.

These factors can cause substantial market volatility, exchange trading suspensions and closures and can impact the ability of the Fund to complete redemptions and otherwise affect Fund performance and Fund trading in the secondary market. A widespread crises may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on the Fund’s performance, resulting in losses to your investment.

Current assumptions and expectations could become outdated as a result of global economic shocks.

The onset of the novel coronavirus (COVID-19) has caused significant shocks to global financial markets and economies, with many governments taking extreme actions to slow and contain the spread of COVID-19. These actions have had, and likely will continue to have, a severe economic impact on global economies as economic activity in some instances has essentially ceased. Financial markets across the globe are experiencing severe distress at least equal to what was experienced during the global financial crisis in 2008. In March 2020, U.S. equity markets entered a bear market in the fastest move in the history of U.S. financial markets. The global economic shocks being experienced as of the date hereof may cause the underlying assumptions and expectations of the Fund to become outdated quickly or inaccurate, resulting in significant losses.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Fund.

Investors cannot be assured that the Sponsor will be able to continue to service the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund, the Fund may be adversely affected, as there may be no entity servicing the Fund for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render trading advice to the Fund. As the Fund is not registered with the CFTC in any capacity, if the Sponsor were unable to provide services and/or trading advice to the Fund, the Fund would be unable to pursue its investment objective unless and until the Sponsor’s ability to provide services and trading advice to the Fund was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Fund.

The lack of active trading markets for the Shares of the Fund may result in losses on investors’ investments at the time of disposition of Shares.

Although the Shares of the Fund have been approved for listing and trading on the NYSE Arca, subject to notice of issuance, there can be no guarantee that an active trading market for the Shares of the Fund will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist.

The Shares of the Fund are new securities products and their value could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

The Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the NYSE Arca, New York Stock Exchange or any other exchange, marketplace or trading center, deemed to affect the normal operations of the Fund, is closed, or when trading is restricted or suspended or restricted on such exchanges in the Fund’s futures contracts, (2) any period during which an emergency exists, including significantly adverse market, political or other circumstances, as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Fund. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Fund declines during the period of the delay. The Fund disclaims any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the Exchange, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

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An investor may be adversely affected by lack of independent advisers representing investors.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Fund. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her, or its own legal, tax and financial advisers regarding the desirability of an investment in the Shares of the Fund. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Possibility of termination of the Fund may adversely affect an investor’s portfolio.

The Sponsor may withdraw from the Fund upon 30 days’ notice, which would also cause the Fund to terminate unless a substitute sponsor were obtained. If the Sponsor withdraws, investors who wish to continue to invest in the Fund’s methodology through a fund vehicle will have to find another vehicle and may not be able to find another vehicle that offers the same features as such Fund.

The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

The NAV per Share of the Fund changes as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a number of Shares of the Fund otherwise amounting to a Creation Unit may be different from the NAV of an actual Creation Unit (i.e. 50,000 individual Shares may trade at a premium over, or a discount to, NAV of a Creation Unit of the Fund), and similarly the public trading price per Share of the Fund may be different from the NAV per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of the Fund at a discount or a premium to the public trading price per Share of the Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of the Fund are closely related, but not identical, to the same forces influencing the price of an underlying reference asset at any point in time.

Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of the Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of the Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients will tend to cause the public trading price to track the NAV per Share of the Fund closely over time.

Investors who purchase Shares in the secondary market and pay a premium purchase price over the Fund’s IOPV could incur significant losses in the event that such investor sells such Shares at a time when such premium is no longer present in the marketplace. See the section herein titled “Indicative Optimized Portfolio Value (“IOPV”)” on page 57 for additional information about the IOPV.

The value of a Share may be influenced by nonconcurrent trading hours between the NYSE Arca and the market in which the VIX Futures Contracts held by the Fund are traded. The Shares of the Fund trade, or will trade, on the NYSE Arca from 4:00 a.m. to 8:00 p.m. (Eastern Time). The VIX Futures Contracts may be traded throughout the day, including between 4:00 p.m. and 4:15 p.m. The VIX Futures Contracts held by the Fund, however, may have different fixing or settlement times. Consequently, liquidity in the VIX Futures Contracts may be reduced after such fixing or settlement time. As a result, during the time when the NYSE Arca is open but after the applicable fixing or settlement time, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, increase the difference between the price of the Shares of a Fund and the NAV of such Shares.

During periods of unusual volatility or market disruptions, market prices of the Shares may deviate significantly from the market value of the investments in the Fund’s portfolio or the NAV of the Shares. As a result, investors in the Fund may pay significantly more or receive significantly less for Shares than the value of the Fund’s underlying investments or the NAV of the Shares.

The Fund has a limited number of financial institutions that may act as Authorized Participants. In addition there may be a limited number of market makers and/or liquidity providers in the marketplace. To the extent either of the following events occur, Shares may trade at a material discount to NAV and possibly face delisting: (i) Authorized Participants exit the business or otherwise become unable to process creation and/or redemption orders and no other Authorized Participants step forward to perform these services, or (ii) market makers and/or liquidity providers exit the business or significantly reduce their business activities and no other entities step forward to perform their functions. See “To the extent that Authorized Participants exit the business or are unable to process creation and/or redemption orders, and no other Authorized Participant can step forward to create and redeem, Shares may trade at discount to NAV and possibly face trading halts and/or de-listing as well as the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment (Authorized Participant Concentration Risk).”

Competing claims of intellectual property rights may adversely affect the Fund and an investment in the Shares.

Although the Sponsor does not anticipate that such claims will adversely impact the Fund, it is impossible to provide definite assurances that no such negative impact will occur. The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties could allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Fund.

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Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Fund due to the valuation method employed on the date of NAV calculation.

Calculating the NAV of the Fund includes, in part, any unrealized profits or losses on open financial instrument positions. Under normal circumstances, the NAV of the Fund reflects the value of the financial instruments held by the Fund, as of the time the NAV is being calculated. However, if any of the financial instruments held by the Fund could not be purchased or sold on a day when the Fund is accepting creation or redemption orders (due to the operation of daily limits or other rules of the exchange or otherwise), a Fund may be improperly exposed which could cause it to fail to meet its stated investment objective. Alternatively, the Fund may attempt to calculate the fair value of such financial instruments.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the NYSE Arca or in other markets, if any, in which the Shares may be traded. Disruptions in such markets, such as limited liquidity or trading suspensions on an exchange, among others, may adversely affect investors’ investment in the Shares. See “To the extent that Authorized Participants exit the business or are unable to process creation and/or redemption orders, and no other Authorized Participant can step forward to create and redeem, Shares may trade at discount to NAV and possibly face trading halts and/or de-listing as well as the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment (Authorized Participant Concentration Risk).”

NYSE Arca may halt trading in the Shares of the Fund, which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares of the Fund inadvisable. Additionally, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (i.e. Dow Jones Industrial Average) or in the price of the Fund’s Shares. Additionally, the ability to short sell the Fund’s Shares may be restricted when there is a 10% or greater change from the previous day’s official closing price. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, the Fund may enact splits or reverse splits without shareholder approval and the Fund is not required to pay regular distributions, although the Fund may pay distributions at the discretion of the Sponsor.

The value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee.

Under the Amended and Restated Trust Agreement of the Trust, as may be further amended and restated from time to time (the “Trust Agreement”), the Trustee has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Fund.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy of the Fund will increase a shareholder’s liability.

The Shares of the Fund are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Trust Agreement.

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Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Fund is not subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies registered under 1940 Act. These protections include, but are not limited to, provisions in the 1940 Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances), require a board of directors that must include disinterested directors, limit leverage, impose a fiduciary duty on the fund’s manager with respect to the receipt of compensation for services, require shareholder approval for certain fundamental changes, limit sales loads, and require proper valuation of fund assets.

As an example and without limiting the generality of the foregoing, under Section 10 of the 1940 Act, registered investment companies cannot have a board of directors more than 60% of the members of which are persons who are interested persons (as defined in Section 2(a)(19) of the 1940 Act) of such registered company. In contrast, the Trust and the Fund do not have a board of directors. Rather, both the Trust and the Fund are managed by the Sponsor, which receives the Management Fee and should not be considered disinterested. Therefore, shareholders do not have the protection that would be afforded to a registered investment company by having at least 40% of its members of its board of directors being independent.

Additionally, under the 1940 Act and rules promulgated thereunder, various activities of a registered investment company require not only the approval of a majority of the entire board of directors, but such activities also require the approval a majority of the independent directors. These activities include, but are not limited to: approving contracts with the investment adviser and principal underwriter; approving the code of ethics of the registered investment company, the investment adviser, and the principal underwriter; approving the designation of the chief compliance officer; selecting the public accountant; and approving transactions with affiliates. In contrast, the Sponsor, who is not disinterested, is responsible for the Trust and the Fund’s activities, including, but not limited to: the Management Fee; agreements with Authorized Participants; approving its code of ethics; designating its chief compliance officer; and selecting the public accountant. Therefore, shareholders do not have the protection that would be afforded by having disinterested persons approving of the Trust and the Fund’s activities.

Further, the 1940 Act prohibits certain transactions between investment companies and their affiliated persons, including, but not limited to, investment advisers, subadvisers, persons who control the investment company, and persons under common control with the investment company. The 1940 Act’s restrictions are designed to prevent such persons from managing the investment company for their own benefit, rather than for the benefit of the investment company’s shareholders. For instance, subject to certain exceptions, the 1940 Act prohibits, among other things, (i) certain affiliates from borrowing money or other property from, or selling or buying securities or other property to or from the investment company, or any company that the investment company controls, (ii) an investment company from purchasing securities in a primary offering if certain affiliated persons of the investment company are members of the underwriting or selling syndicate, and (iii) an investment company from acquiring securities issued by, among others, its own investment adviser. As the Fund is not subject to registration or regulation under the 1940 Act, the protections mentioned in the immediately preceding sentence are not available to the Fund’s shareholders; however, (a) neither the Sponsor nor its affiliates will borrow money or other property from the Fund, or sell or buy securities or other property to or from the Fund, and (b) the Fund will not acquire any securities issued by the Sponsor or its affiliates.

Failure of the FCM(s) to segregate assets may increase losses in the Fund.

The CEA requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. There is a risk that assets deposited by the Sponsor on behalf of the Fund as margin with the FCM may, in certain circumstances, be used to satisfy losses of other clients of the FCM. If an FCM fails to segregate the funds received from the Sponsor, the assets of the Fund might not be fully protected in the event of the FCM’s bankruptcy. Furthermore, in the event of an FCM bankruptcy, Shares could be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to the Fund was held by the FCM. Each FCM may, from time to time, have been the subject of certain regulatory and private causes of action.

In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

A court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust and may thereby potentially expose assets in the Fund to the liabilities of another series of the Trust.

The Fund and any future series of the Trust is a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the Delaware Statutory Trust Act (the “DSTA”) provides that if certain provision are in the formation and governing documents of a statutory trust organized in series, and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) of the DSTA or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for the Fund, and will maintain separate and distinct records for any future series, and account for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets of the Fund to the liabilities of a future series of the Trust.

There may be circumstances that could prevent or make it impractical for the Fund to operate in a manner consistent with its investment objective and principal investment strategy.

There may be circumstances outside the control of the Sponsor and/or the Fund that could prevent or make it impractical to reposition the Fund’s portfolio investments, to process purchase or redemption orders, or to otherwise operate in a manner consistent with its investment objective and principal investment strategies. Examples of such circumstances include without limitation: market disruptions; significant market volatility, particularly late in the trading date; natural disasters; public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as the Depository Trust Company (“DTC”), the National Securities Clearing Corporation (“NSCC”), or any other participant in the trading or operations of the Fund; and similar extraordinary events.

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Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Fund and its service providers are susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include without limitation gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of a Fund’s third party service provider (including without limitation the administrator and transfer agent) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred to prevent any cyber incidents in the future. The Fund and its shareholders could be negatively impacted as a result. The Fund cannot control the cyber security plans and systems of its service providers, market makers, or Authorized Participants.

Shareholders’ tax liability will exceed cash distributions on the Shares.

Shareholders of the Fund are subject to U.S. federal income taxation and, in some cases, state, local or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. The Fund does not currently expect to make distributions with respect to capital gains or ordinary income. Accordingly, shareholders of the Fund will not receive cash distributions equal to their share of the Fund’s taxable income or the tax liability that results from such income. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

The U.S. Internal Revenue Services (“IRS”) could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions used by the Fund.

U.S. federal income tax rules applicable to partnerships, which the Fund is anticipated to be treated as under the Internal Revenue Code of 1986, as amended (the “Code”), are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Fund applies certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the shareholders’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations promulgated thereunder (the “Regulations”) and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which the Fund will distribute to shareholders, will contain information regarding income items and expense items of the Fund. If you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for your to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, long-term capital gains are taxed to non-corporate investors at reduced U.S. federal income tax rates of 23.8% (U.S. federal income tax rate on long-term capital gains tax of 20% and net investment income tax of 3.8%). This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time.

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Shareholders of the Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Fund, the Fund may realize and pass-through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, which generally are taxed at a preferential rate. The Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own shares in the Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

Changes in U.S. federal income tax law could affect an investment in the Shares.

Recently enacted legislation commonly known as the “Tax Cuts and Jobs Act” has made significant changes to U.S. federal income tax rules. As of the date of this registration statement, the long-term impact of the Tax Cuts and Jobs Act, including on the Shares, is unclear. Prospective investors are urged to consult their tax advisors regarding the effect of the Tax Cuts and Jobs Act prior to investing in the Shares.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF THE FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Fund.

The U.S. derivatives markets and market participants have been subject to comprehensive regulation, not only by the CFTC but also by self-regulatory organizations, including the NFA and the exchanges on which the derivatives contracts are traded and/or cleared. As with any regulated activity, changes in regulations may have unexpected results. For example, changes in the amount or quality of the collateral that traders in derivatives contracts are required to provide to secure their open positions, or in the limits on number or size of positions that a trader may have open at a given time, may adversely affect the ability of the Fund to enter into certain transactions that could otherwise present lucrative opportunities. Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Fund or the ability of the Fund to continue to implement its investment strategy.

In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act has made and will continue to make sweeping changes to the way in which the U.S. financial system is supervised and regulated. The Dodd-Frank Act requires the aggregation, for purposes of position limits, of all positions in futures held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges, non-U.S. futures exchanges, or in OTC contracts.

While certain regulations have been promulgated and are already in effect, the full impact of the Dodd-Frank Act on the Fund remains uncertain. The legislation and the related regulations that have been and may be promulgated in the future may negatively impact a Fund’s ability to meet its investment objective either through limits on its investments or requirements imposed on it or any of its counterparties. In particular, new requirements, including capital requirements and mandatory clearing of OTC derivatives transactions, which may increase derivative counterparties’ costs and are expected to generally be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearinghouse account maintenance fees, may increase the cost of the Fund’s investments and the cost of doing business, which could adversely affect investors.

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Regulatory bodies outside the U.S. have also passed or proposed, or may propose in the future, legislation similar to that proposed by Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets.

Regulatory and exchange daily price limits and accountability levels may restrict the creation of Creation Units and the operation of the Trust.

Many U.S. futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Derivatives contract prices could move to a limit for several consecutive trading days with little or no trading thereby preventing prompt liquidation of or entry into derivative positions and potentially subjecting the Fund to substantial losses or periods in which the Fund does not create additional Creation Units.

In addition, the CFTC, U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in futures contracts traded on U.S. and certain non-U.S. exchanges.

In connection with these limits, the Dodd-Frank Act has required the CFTC to adopt regulations establishing speculative position limits applicable to regulated futures and OTC derivatives and impose aggregate speculative position limits across regulated U.S. futures, OTC positions and certain futures contracts traded on non-U.S. exchanges. In December 2016, the CFTC adopted final regulations requiring that all accounts owned or managed by an entity that is responsible for such accounts’ trading decisions, their principals and their affiliates would be aggregated for position limit purposes. The CFTC has sought to amend its position limits rules for several years and on January 30, 2020 the CFTC re-proposed rules on position limits with respect to the 25 physical delivery commodity futures and options contracts, as well as to swaps that are economically equivalent to such contracts and futures and options thereon that are directly or indirectly linked to the price of such contracts or to the same commodity underlying such contracts (e.g., cash-settled look-a-like futures).

Although it is unclear how future position limit rules will apply to the Fund, the Sponsor and the Fund are subject to current position and accountability limits established by the CFTC and exchanges. Accordingly, the Sponsor and the Fund may be required to reduce the size of outstanding positions or be restricted from entering into new positions that would otherwise be taken for the Fund or be restricted from trading in certain markets on behalf of the Fund to comply with those limits or any future limits established by the CFTC and the relevant exchanges. Modification of trades made by the Fund, if required, could adversely affect the Fund’s operations and profitability and significantly limit the Fund’s ability to reinvest income in additional contracts, create additional Creation Units, or add to existing positions in the desired amount.

In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the Fund. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of the Fund at unfavorable prices, the Fund may incur substantial losses and the value of the Shares may be adversely affected.

Exchanges may establish accountability levels applicable to futures contracts instead of position limits. An exchange may order a person who holds or controls a position in excess of a position accountability level not to further increase its position, to comply with any prospective limit that exceeds the size of the position owned or controlled, or to reduce any open position that exceeds the position accountability level if the exchange determines that such action is necessary to maintain an orderly market. Position accountability levels could adversely affect the Fund’s ability to establish and maintain positions in commodity futures contracts to which such levels apply, if the Fund were to trade in such contracts. Such an outcome could adversely affect the Fund’s ability to pursue its investment objective.

A person is generally required by CFTC or exchange rules, as applicable, to aggregate all positions in accounts as to which the person has 10% or greater ownership or control. However, CFTC and exchange rules provide certain exemptions from this requirement. For example, a person is not required to aggregate positions in multiple accounts that it owns or controls if that person is able to satisfy the requirements of an exemption from aggregation of those accounts, including, where available, the independent account controller exemption. Any failure to comply with the independent account controller exemption or another exemption from the aggregation requirement could obligate the Sponsor to aggregate positions in multiple accounts under its control, which could include the Fund and other commodity pools or accounts under the Sponsor’s control. In such a scenario, the Fund may not be able to obtain exposure to one or more financial instruments necessary to pursue their investment objectives, or they may be required to liquidate existing futures contract positions in order to comply with a limit. Such an outcome could adversely affect the Fund’s ability to pursue its investment objective or achieve favorable performance.

The Fund is currently subject to position limits and accountability levels and may be subject to new and more restrictive position limits in the future. If the Fund reached a position limit or accountability level or became subject to a daily limit, its ability to issue new Creation Units or reinvest income in additional commodity futures contracts may be limited to the extent these restrictions limit its ability to establish new futures positions, add to existing positions, or otherwise transact in futures. Limiting the size of the Fund, or restricting the Fund’s futures trading, under these requirements could adversely affect the Fund’s ability to pursue its investment objective.

The Trust or Sponsor may apply to the CFTC or to the relevant exchanges for relief from certain position limits. If the Trust or Sponsor is unable to obtain such relief, the Fund’s ability to issue new Creation Units, or the Fund’s ability to reinvest income in additional futures contracts, may be limited to the extent these activities cause the Trust to exceed applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on an exchange, and the net asset value of the Fund. Accordingly, the inability to create additional Creation Units or add to existing positions in the desired amount could result in Shares trading at a premium or discount to NAV.

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In the event that the Fund fails to comply with its obligations under a Futures Account Agreement (including, for example, failing to deliver the margin required by an FCM on a timely basis), the Futures Account Agreement typically will provide the FCM with broad discretion to take remedial action against the Fund, including, but not limited to, the right to terminate any or all futures contracts in the Fund’s account with that FCM, to sell the collateral posted as margin by the Fund, to close out any open positions of the Fund in whole or in part, and to cancel any or all pending transactions with the Fund (Futures Account Agreement).

The Fund will enter into a written agreement (each, a “Futures Account Agreement”) with one or more FCMs governing the terms of futures transactions of the Fund cleared by such FCM. Each FCM has its own agreement and other documentation used for establishing customer relationships. As such, the terms of the Futures Account Agreement and other documentation that the Fund has with a particular FCM may differ in material respects from that with another FCM.

Most Futures Account Agreements do not require the FCM to enter into new transactions or maintain existing transactions with the Fund. In general, each FCM is permitted to terminate its agreement with the Fund at any time in its sole discretion. In addition, an FCM generally will have the discretion to set margin requirements and/or position limits that would be in addition to any margin requirements and/or position limits required by applicable law or set by the clearinghouse that clears the futures contracts in which the Fund transacts. As a result, the Fund’s ability to engage in futures transactions or maintain open positions in such contracts will be dependent on the willingness of its FCMs to continue to accept or maintain such transactions on terms that are economically appropriate for the Fund’s investment strategy.

When the Fund has an open futures contract position, it is subject to daily variation margin calls by an FCM that could be substantial in the event of adverse price movements. Because futures contracts require only a small initial investment in the form of a deposit or margin, they involve a high degree of leverage. The Fund with open positions is subject to maintenance or variance margin on its open positions. If the Fund has insufficient cash to meet daily variation margin requirements, it may need to sell VIX Futures Contracts at a time when such sales are disadvantageous. Futures markets are highly volatile and the use of or exposure to futures contracts may increase volatility of the Fund’s NAV.

Margin posted by the Fund to an FCM typically will be held by relevant exchange’s clearinghouse (in the case of clearinghouse-required margin) or the FCM (in the case of “house” margin requirements of the FCM). In the event that market movements favorable to the Fund result in the Fund having posted more margin than is required, the Fund typically would have the right to a return of margin from the FCM. However, the timing of such return may be uncertain. As a result, it is possible that the Fund may face liquidity constraints including potential delays in its ability to pay redemption proceeds, where margin is not immediately returned by an FCM.

In the event that the Fund fails to comply with its obligations under a Futures Account Agreement (including, for example, failing to deliver the margin required by an FCM on a timely basis), the Futures Account Agreement typically will provide the FCM with broad discretion to take remedial action against the Fund. Among other things, the FCM typically will have the right, upon the occurrence of such a failure by the Fund, to terminate any or all futures contracts in the Fund’s account with that FCM, to sell the collateral posted as margin by the Fund, to close out any open positions of the Fund in whole or in part, and to cancel any or all pending transactions with the Fund. Futures Account Agreements typically provide that the Fund will remain liable for paying to the relevant FCM, on demand, the amount of any deficiency in the Fund’s account with that FCM.

The Futures Account Agreement between the Fund and an FCM generally will require the Fund to indemnify and hold harmless the FCM, its directors, officers, employees, agents and affiliates (collectively, “indemnified persons”) from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by the indemnified persons, in connection with: (i) any failure by the Fund to perform its obligations under the Futures Account Agreement and the FCM’s exercise of its rights and remedies thereunder, (ii) any failure by the Fund to comply with applicable law, (iii) any action reasonably taken by the indemnified persons pursuant to the Futures Account Agreement to comply with applicable law, and (iv) any actions taken by the FCM in reliance on instructions, notices and other communications that the FCM and its relevant personnel, as applicable, reasonably believe to originate from a person authorized to act on behalf of the Fund.

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To the extent that the Fund trades in futures contracts on U.S. exchanges, the assets deposited by the Fund with the FCM(s) (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures and forward contract positions.

The Fund will use Wedbush Futures, a division of Wedbush Securities Inc. (“Wedbush”), as an FCM. The FCMs used by the Fund may change from time to time. The above discussion relating to Wedbush also would apply to other firms that serve as an FCM to the Fund in the future. Wedbush in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Fund and as such arranges for the execution and clearing of the Fund’s futures transactions. Wedbush acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Fund. The executing brokers will give-up all such transactions to Wedbush. Wedbush is registered as an FCM with the CFTC and is a member of the NFA. Wedbush is a clearing member of CBOT, CME, and NYMEX. Wedbush is not affiliated with nor acts as a supervisor of the Trust, the Fund, the Sponsor, the Trustee, the Transfer Agent, the Administrator, and the Custodian. Wedbush is not acting as an underwriter or sponsor of the offering of the Shares nor has it passed upon the merits of participating in this offering. Wedbush has not passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Wedbush does not provide any commodity trading advice regarding the Fund’s trading activities. Investors should not rely upon Wedbush in deciding whether to invest in the Fund or retain their interests in the Fund. Prospective investors should also note that the Sponsor may select additional clearing brokers or replace Wedbush as the Fund’s clearing broker.

If trading is not possible or if the Fund determines not to close a futures position in anticipation of adverse price movements, the Fund may be required to make daily cash payments of variation margin (Futures Contracts).

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. The Fund generally deposits cash and/or securities with an FCM for its open positions in futures contracts, which may, in turn, transfer such deposits to the clearing house to protect the clearing house against non-payment by the Fund. The clearing house becomes substituted for each counterparty to a futures contract, and, in effect, guarantees performance. In addition, the FCM may require the Fund to deposit collateral in excess of the clearing house’s margin requirements for the FCM’s own protection.

Certain futures contracts, including VIX Futures Contracts, settle in cash. The cash settlement amount reflects the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

Futures contracts involve, to varying degrees, elements of market risk and exposure to loss in excess of the amounts of variation margin, which are the amounts of cash that the Fund agrees to pay to or receive from FCMs equal to the daily fluctuation in the value of a futures contract. With futures contracts, there is minimal but some counterparty risk to the Fund since futures contracts are exchange traded and the exchange’s clearinghouse, as counterparty to all exchange-traded futures contracts, effectively guarantees futures contracts against default. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses. If trading is not possible or if the Fund determines not to close a futures position in anticipation of adverse price movements, the Fund may be required to make daily cash payments of variation margin.

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Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles (Money Market Instruments).

Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements. Money market instruments can be subject to credit risk, inflation risk, liquidity risk, price risk and interest rate risk.

The guarantee of a clearing house (associated with a futures exchange) of performance on open positions does not run to customers and, as a result, if a member firm goes bankrupt, customers could lose money (U.S. Futures Exchanges).

Futures exchanges provide centralized market facilities for trading futures contracts and options (but no forward contracts) in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Each futures exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting futures transactions on an organized exchange do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

The Fund’s investments in VIX Futures Contracts will be subject to regulation under the CEA and traded pursuant to CFTC and applicable exchange regulations which may authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements (Regulations).

Futures exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and options on futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund. If the Sponsor were unable to provide services and/or advice to the Fund, the Fund would be unable to pursue its investment objective unless and until the Sponsor’s ability to provide services and advice to the Fund was reinstated or a replacement for the Sponsor as a commodity pool operator could be found. Such an event could result in termination of the Fund.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and record opens to inspection by the staff of the CFTC. See “Risk Factors—Failure of the FCM(s) to segregate assets may increase losses in the Fund.”

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

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Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators, FCMs, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Fund itself is not required to become a member of the NFA). As an NFA member, the Sponsor will be subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

The Fund’s investments in VIX Futures Contracts will be subject to regulation under the CEA and traded pursuant to CFTC and applicable exchange regulations.

Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit (Daily Limits).

Most U.S. futures exchanges limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limit.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker and if the margin call is not met within a reasonable time, the broker may close out the trader’s position (Margin).

“Initial” or “original” margin is the minimum dollar amount that a counterparty to a cleared derivatives contract must deposit with its commodity broker to establish an open position. “Maintenance” or “variance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before they must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts they purchase or sell.

The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a very small percentage of the aggregate purchase or sales price of the contract. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.

Brokerage firms may require higher amounts of margin than exchange minimums. These requirements may change without warning.

Margin requirements are computed each day by a commodity broker and the relevant exchange. At the close of each trading day, each open futures contract is marked-to-market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position.

Performance Information

The Fund is new and has no performance history. Once the Fund has completed a full calendar year of operations, a bar chart and table will be included that will provide some indication of the risks of investing in the Fund by showing the variability of the Fund’s return based on net assets and comparing the variability of the Fund’s return to a broad measure of market performance.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-looking Information

The discussion and analysis that follows may contain statements that relate to future events or future performance. In some cases, such forward-looking statements can be identified by terminology such as “will,” “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend,” “project,” “seek” or the negative of these terms or other comparable terminology. None of the Trust, the Sponsor, the Trustee or the Administrator assumes responsibility for the accuracy or completeness of any forward-looking statements. Except as expressly required by federal securities laws, none of the Trust, the Sponsor, or the Trustee is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in expectations or predictions.

Overview

The Fund is newly formed and has no operating history.

Results of Operations

During the time period from March 8, 2019 (the date of inception of the Trust) through the date immediately prior to the effectiveness of this Registration Statement, the Fund had not yet commenced investment activities nor issued Shares, other than those issued to the Sponsor. The Fund did not purchase or own financial instruments during this period. Other than the receipt of $100 for the issuance of 5 Shares at a price per Share of $20.00, there were no receipts or disbursements of cash to or from the Fund during this period. The Fund did not receive any revenue, capital gains (losses), or incur any expenses, during this time period.

Liquidity and Capital Resources

Prior to the date of this Prospectus, the Fund has not begun trading activities. For the Fund, a portion of the NAV of the Fund will be held in cash and/or U.S. Treasury securities, or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreement). A portion of these investments may be posted as collateral in connection with futures contracts.

The VIX Futures Contracts held by the Fund may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. In the case of futures contracts, exchanges may limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no futures trades may be executed at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, positions in such futures contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Futures contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Fund from promptly liquidating its futures positions.

As of the date of this Prospectus, the Trust is unaware of any other trends, demands, conditions or events that are reasonably likely to result in material changes to the Trust’s liquidity needs.

Because the Fund may enter into or trade futures contracts, its capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

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Market Risk

The Fund’s exposure to market risk will be influenced by a number of factors, including the liquidity of the markets in which the financial instruments it holds are traded and the relationships among the financial instruments held. The inherent uncertainty of the trading of the Fund as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When the Fund enters into futures contracts, the Fund is exposed to credit risk that the counterparty to the contract will not meet its obligations.

The counterparty for futures contracts traded on U.S. and most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members, it may be backed by a consortium of banks or other financial institutions.

Wedbush, in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Fund, all assets of the Fund relating to domestic futures trading, and Wedbush will not be allowed to commingle such assets of the Fund with other assets of Wedbush.

Off-Balance Sheet Arrangements and Contractual Obligations

As of the date of this Prospectus, the Fund has not used, nor does it expect to use in the future, special purpose entities to facilitate off-balance sheet financing arrangements. Additionally, the Fund does not have loan guarantee arrangements or off balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services, which are in the best interest of the Fund. While the Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund’s financial position.

Management fee payments made to the Sponsor will be calculated as a fixed percentage of the Fund’s NAV. As such, the Sponsor cannot anticipate the amount of payments that will be required under these arrangements for future periods as NAVs are not known until a future date.

Critical Accounting Policies

The Fund’s critical accounting policies will be as follows:

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Sponsor’s application of these policies involves judgments and actual results may differ from the estimates used.

The Fund will have significant exposure to one or more types of financial instruments, each of which will be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statement of Operations.

The use of fair value to measure financial instruments, with related unrealized gains or losses recognized in earnings in each period, will be fundamental to the Fund’s financial statements. The fair value of a financial instrument will be the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price).

Short-term investments are valued at amortized cost, which approximates fair value for daily NAV purposes. For financial reporting purposes, short-term investments will generally be valued at their market price using information provided by a third-party pricing service or market quotations.

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Derivatives (e.g. futures) will generally be valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor. Futures contracts will generally be valued at the last settled price on the applicable exchange on which that future trades. Futures contracts entered into by the Fund will be valued at the last sales price prior to the time at which the NAV for the Fund is determined. For financial reporting purposes, all futures contracts are valued at last settled price.

The Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position. Such fair value prices would generally be determined based on available inputs about the current value of the underlying and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards. The Sponsor may fair value an asset of a Fund pursuant to the policies the Sponsor has adopted, which are consistent with normal industry standards.

Fair value pricing may require subjective determinations about the value of an investment. While the Fund’s policy is intended to result in a calculation of its NAV that fairly reflects investment values as of the time of pricing, the Fund cannot ensure that fair values determined by the Sponsor or persons acting at their direction would accurately reflect the price that they could obtain for an investment if it were to dispose of that investment as of the time of pricing (for instance, in a forced or distressed sale).

The prices used by the Fund may differ from the value that would be realized if the investments were sold and the differences could be material to the financial statements.

Realized gains (losses) and changes in unrealized gain (loss) on open positions will be determined on a specific identification basis and recognized in the Statement of Operations in the period in which the contract is closed or the changes occur, respectively.

Quantitative and Qualitative Disclosures About Market Risk

The Fund is exposed to inverse equity market volatility risk through its holding of VIX Futures Contracts.

CHARGES

Breakeven Table

The projected twelve-month breakeven analysis for the Fund is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table for the Fund, the analysis assumes that the average daily NAV of the Fund is equal to the amount shown.

Expenses(1)	Dollar Amount	% of Expenses
Selling price per share(2)	20
Management fee(3)	0.37	1.85%
Brokerage commissions and fees(4)	0.12	0.6%
Fixed create/redeem fees	500	%
Other expenses	0.00	0.00%
Total fees and expenses(5)	0.49	2.45%
Interest income(6)	(0.00)	(0.00)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-month breakeven)(7)	0.49	2.45%

(1)	The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. The actual NAV of the Fund will differ and is likely to change on a daily basis. The numbers in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses that are anticipated to be incurred by the Fund during a year of the investor’s investment.

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(2)	The selling price per share of $20 set forth in the table is based on the net asset value per share on December 31, 2020, which is the same as the initial offering price per Share.
(3)	From the Management Fee, the Sponsor is responsible for paying the fees and expenses of the Administrator, Custodian (by reimbursing the Trust), Distributor, Transfer Agent and all routine operational, administrative and other ordinary expenses of the Fund. Please note that the fees and expenses paid by the Sponsor are not included in the above Breakeven Table.
(4)	The Sponsor will pay for any brokerage commissions on VIX Futures Contracts that exceed 0.6% of the Fund’s average net assets annually. The Sponsor believes it is unlikely that any brokerage commissions on VIX Futures Contracts will exceed 0.6% of the Fund’s average net assets annually and does not expect that it will be responsible for any brokerage commissions on VIX Futures Contracts in normal market conditions.
(5)	Authorized Participants pay a fixed transaction fee of up to $500 in connection with each order to create or redeem a Creation Unit in order to compensate the Administrator, the Custodian and the Transfer Agent for services in processing the creation and redemption of Creation Units and to offset the transaction costs. Because these transaction fees are de minimis in amount, charged on a per-order basis (which may include multiple Creation Units), and are paid by Authorized Participants, these transaction fees are not included “Total fees and expenses” in this table.
(6)	Due to the market conditions as of December 31, 2020, interest income is assumed to be zero.
(7)	Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The breakeven amount reflected in the Breakeven Table reflects the breakeven amount for investors in the secondary market. The breakeven amount for each Authorized Participant is equal to the sum of the breakeven amount for the Fund plus the amount of transaction fees paid by each Authorized Participant.

Organization and Offering Stage

Offering Costs

The Sponsor is responsible for the offering costs of the Fund. None of the costs and expenses related to the initial registration, offer and sale of Shares, which totaled approximately $142,880, were or are chargeable to the Fund, and the Sponsor did not and may not recover these costs and expenses from the Fund. Normal and expected expenses incurred in connection with the continuous offering of Shares of the Fund are paid by the Sponsor.

Operational Stage

Management Fee

The Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 1.85% per annum of its average daily net assets (calculated by summing the month-end net assets of the Fund and dividing by the number of calendar days in the month).

No other management fee is paid by the Fund. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Fund that the Sponsor pays directly.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor pays all the routine operational, administrative and other ordinary expenses of the Fund, generally, as determined by the Sponsor, including but not limited to fees and expenses of the Administrator, Custodian (by reimbursing the Trust), Distributor and Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding 0.021% per annum of the net assets of the Fund, Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fees, individual Schedule K-1 preparation and mailing fees not exceeding 0.10% per annum of the net assets of the Fund, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

The Fund pays all its non-recurring and unusual expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

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Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Brokerage Commissions and Fees

The Fund pays all its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC regulated investments, except as provided in the following sentence. The Sponsor will pay for any brokerage commissions on VIX Futures Contracts that exceed 0.6% of the Fund’s average net assets annually. The Sponsor believes it is unlikely that any brokerage commissions on VIX Futures Contracts will exceed 0.6% of the Fund’s average net assets annually and does not expect that it will be responsible for any brokerage commissions on VIX Futures Contracts in normal market conditions.

Other Transaction Costs

The Fund bears other transaction costs including financing costs/fees associated with the use of financial instruments and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements). The effects of these other transaction costs are not included in the above breakeven analysis because due to market conditions as of December 31, 2020, interest income is assumed to be zero and such transaction costs are not expected to be incurred until market conditions change. If interest rates increase due to a change in market conditions, then the Sponsor believes these other transaction costs would range between 0.12% and 0.21% of the Fund’s average net assets annually and would be offset by interest income.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

●	Dealers in securities or commodities;
●	Financial institutions;
●	Regulated investment companies;
●	Real estate investment trusts;
●	Partnerships and persons in their capacity as partners;
●	Tax-exempt organizations;
●	Insurance companies;
●	Persons holding Shares as part of a hedging, integrated or conversion transaction or a straddle;
●	Accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements;
●	Traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or
●	Persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	An individual that is a citizen or resident of the United States;
●	A corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	An estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	A trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

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A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

●	An individual that is a nonresident alien;
●	A foreign corporation;
●	A foreign estate; or
●	A foreign trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax adviser concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally traded and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (1) interest in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. It is expected that initially or in the future the Fund may be treated as a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the Investment Company Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures or forward contracts with respect to commodities. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Malik Law Group LLC has acted as counsel to the Trust in connection with this offering. Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based on factual representations made by the Fund, in the opinion of Malik Law Group LLC, the Fund will be classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Malik Law Group LLC has relied are as follows: (1) the Fund has not elected and will not elect to be treated as a corporation for U.S. federal income tax purposes; and (2) for each taxable year, 90% or more of the Fund’s gross income will be qualifying income. Shareholders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. The Sponsor will use its best efforts to cause the operation of the Fund in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

While it is expected that the Fund will operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities the Fund is undertaking and the possibility of future changes in its circumstances, it is possible that the Fund will not so qualify for any particular year. Malik Law Group LLC has no obligation to advise the Fund or its shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. The Fund’s taxation as a partnership will depend on the Fund’s ability to meet, on a continuing basis, through actual operating results, the qualifying income exception, the compliance of which will not be reviewed by Malik Law Group LLC. Accordingly, no assurance can be given that the actual results of the Fund’s operations for any taxable year will satisfy the qualifying income exception.

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If, for any reason the Fund becomes taxable as a corporation for U.S. federal income tax purposes, the Fund’s items of income and deduction would not pass through to the Fund’s shareholders and shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Fund would be required to pay income tax at corporate rates on its net income. Distributions by the Fund to the shareholders would constitute dividend income taxable to such shareholders, to the extent of the Fund’s earnings and profits, and the payment of these distributions would not be deductible by the Fund. These consequences would have a material adverse effect on the Fund, the Fund’s shareholders and the value of the Shares.

If at the end of any taxable year the Fund fails to meet the qualifying income exception, the Fund may still qualify as a partnership if the Fund is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) the Fund agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether the Fund would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the Fund’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving the Fund, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and the Fund retains its partnership qualification, the Fund or its shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that the Fund qualifies to be taxed as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership generally does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in the Fund is required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in the Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of the Fund’s expenses or capital losses. The Fund’s taxable year ends on December 31 unless otherwise required by law. The Fund uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the Fund’s investments. The Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in the Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire U.S. Treasury securities without “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in the Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by such Fund. Income or loss from transactions involving certain derivative instruments will also generally constitute ordinary income or loss and may result in recognition of taxable income to a U.S. Shareholder on a current basis even though receipt of those amounts may occur in a subsequent year.

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The character and timing of income that the Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and the U.S. Congress (“Congress”) sometimes take steps which change the manner in which certain positions are taxed. For example, the IRS has issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should instead be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a notice (the “IRS Notice”) seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The IRS Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of the Fund’s investments, possibly with retroactive effect. As the Fund passes through its items of income, gain and loss to shareholders, any change in the manner in which the Fund accounts for these items could have an adverse impact on the shareholders of the Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts (defined herein). A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options and certain non-U.S. currency forward contracts. The Sponsor expects substantially all of the Fund’s futures contracts to qualify as Section 1256 Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of the Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to the Fund’s investment strategy, it is likely that a significant portion of any capital gain or loss realized by the Fund with respect to non-Section 1256 Contracts will be short-term.

Allocation of the Fund’s Gain and Losses

For U.S. federal income tax purposes, a shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items is determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnership are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund applies certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

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Monthly Allocation and Revaluation Conventions

In general, the Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of the Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs may be allocated to the shareholders as of the opening of the Exchange on the first business day of the next succeeding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation may take place as described above.

Under the monthly allocation convention, whoever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. For the initial month of the Fund’s operations, the shareholders at the close of trading at month-end received that month’s allocation. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deduction. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, the Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets. This results in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Fund generally uses a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets based on a calculation using the creation/redemption price of the Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption, or the “revaluation convention.” As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all the unrealized gain in the Fund’s assets at the time it acquires the Shares or (2) a purchaser of newly issued Shares will not be allocated its entire share in the loss in the Fund’s assets accruing after the time of such acquisition. Further, the applicable Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the shareholders under the principles of the remedial method of Section 1.704-3(d) of the Regulations.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions.

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If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise the Fund’s allocation and revaluation methods to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Fund.

Section 754 Election

The Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by the Fund generally has the effect of requiring a purchaser of Shares in the Fund to adjust, using the lowest closing price during the month, its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s asset. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of the Fund’s assets associated with all the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Section 754 of the Code, the Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions used by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

To make the basis adjustments permitted by Section 754, the Fund is required to obtain information concerning each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. The Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Despite the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between the holder’s outside basis in its share of the Fund interests and its share of inside basis.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distribution made by the Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. See “—U.S. Shareholders—Tax Basis in Shares” below. Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “—U.S. Shareholders—Disposition of Shares” below. The Fund will not expect to make any cash distributions.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit. If the Fund disposes of assets in connection with the redemption of a Creation Unit, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption a Creation Unit may also affect an investor’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by the Fund.

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Disposition of Shares

If a U.S. Shareholder transfers Shares of the Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as a capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. The maximum rate is currently 20% Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.

Medicare Tax on Investment Income

Certain U.S. shareholders that are individuals, estates or trusts must pay an additional 3.8% tax on their “net investment income.” U.S. Shareholders should consult their own tax advisers concerning the effect, if any, of this tax on their investment in the Fund.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (i) the U.S. Shareholder’s share of a Fund’s taxable income, including capital gain, (ii) the U.S. Shareholder’s share of a Fund’s income, if any, that is exempt from tax and (iii) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Shareholder’s share of losses and expenses of the Fund is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. Shareholder may not deduct the Fund’s losses that are allocated to it in excess of its adjusted tax basis in its Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; and (3) the ability of individuals to take certain itemized deductions (including management fees) is suspended for the taxable years 2018 through 2025. To the extent that a loss or expense that cannot be deducted currently is allocated to a U.S. Shareholder, such U.S. Shareholder may be required to report taxable income in excess of its economic income or cash distributions on the Shares. Prospective shareholders are urged to consult their own tax advisers with regard to these and other limitations on the ability to deduct losses or expenses with respect to an investment in the Fund.

Transferor/Transferee Allocations

In general, the Fund’s taxable income and losses are determined monthly and are apportioned among the Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs may be allocated to the shareholders as of the opening of the Exchange on the first business day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for U.S. federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

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Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s convention for allocating income and deductions. In that event, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. The Fund’s Sponsor is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by the Fund

Information returns will be filed with the IRS as required with respect to income, gain, loss, deduction and other items derived from Shares of the Fund. The Fund will file a partnership return with the IRS and provide a Schedule K-1 to the shareholders.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Under the Code, adjustments in tax liability with respect to the Fund’s items generally will be made at the Fund level in a partnership proceeding rather than in separate proceeding with each shareholder. Pursuant to the Trust Agreement, the Sponsor will represent the Fund as the Fund’s “partnership representative.” A partnership’s designated “partnership representative” has broad authority to resolve a partnership audit and any such resolution will be binding on all partners. Shareholders will have no statutory right to notice and will have no right to participate in the audit proceeding. Adjustments resulting from an IRS audit may require each shareholder to adjust a prior year’s liability, and possibly may result in an audit of its return. Any audit of a shareholder’s return could result in adjustments not related to the Fund’s returns as well as those related to the Fund’s returns.

Foreign Tax Credits

Subject to generally applicable limitations and new rules enacted by the Tax Cuts and Jobs Act, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of the Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, the Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

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Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Further, the Fund’s material advisers could be required to maintain a list of persons investing in that Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

U.S. Shareholders should consult their own tax advisers concerning any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Non-U.S. Shareholders

Except as described below, the Fund anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of the Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in the Fund’s or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s shares of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business. If the Fund has any “effectively connected income,” then a non-U.S. Shareholder would also be subject to a 10% withholding tax upon a sale or exchange of such non-U.S. Shareholder’s Shares. The IRS has temporarily suspended this withholding for interests in publicly traded partnership until Regulations implementing such withholding are issued.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN, W-8BEN-E or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

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Non-U.S. Shareholders that are individuals will be subject to U.S. federal state tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Shares.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a reporting and 30% withholding tax regime with respect to certain items of U.S. source income (including dividends and interest) (“Withholdable Payments”). Pursuant to recently proposed regulations, the U.S. Treasury Department has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale or other disposition of property that can produce U.S. source interest or dividends. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

As a general matter, the rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information concerning U.S. ownership. The withholding rules generally apply to Withholdable Payments.

The rules may subject a non-U.S. Shareholder’s share of Withholdable Payments received by the Fund to 30% withholding tax unless such shareholder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the rules, including information regarding certain U.S. direct and indirect owners of such non-U.S. Shareholder. A non-U.S. Shareholder that is treated as a “foreign financial institution” will generally be subject to withholding unless it agrees to report certain information to the IRS regarding its U.S. accountholders and those of its affiliates.

Prospective shareholders should consult their own advisers regarding the requirements under FATCA with respect to their own situation.

Regulated Investment Companies

The treatment of a RIC’s investment in the Fund will depend, in part, on whether the Fund is classified as a qualified publicly traded partnership (“PTP”) for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat gross income and gross gains derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification or gross income tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s gross assets and earning its proportionate share of the partnership’s gross income and gross gains for purposes of the asset and income tests relevant to determining whether an entity qualifies as a RIC.

It is intended that the Fund is and will continue to be a qualified PTP. Prospective RIC investors should consult a tax adviser regarding the treatment of an investment in the Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

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Generally, UBTI does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the 12-month period ending with the date of the disposition. The Fund does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.

To the extent the Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the 12-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by the Fund during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluation the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. Any tax-exempt shareholder that recognizes UBTI will be required to compute such UBTI separately for each line of unrelated business if such shareholder has more than one unrelated trade or business. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.

Certain tax-exempt shareholders that are private educational institutions will be subject to a 1.4% excise tax on their net investment income.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. The Fund may conduct business in one or more jurisdictions that will subject a shareholder to a tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax adviser with respect to the availability of credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

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Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisers to determine the consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

GENERAL POOL DISCLOSURE

This prospectus has two parts: a disclosure document and a statement of additional information. The disclosure document is comprised of the offered series disclosure and the general pool disclosure. These parts are bound together, contain important information, and are incomplete if not distributed together to prospective participants.

USE OF PROCEEDS

Substantially all the proceeds of the offering of the Shares of the Fund are, or will be, used to make portfolio investments in a manner consistent with its investment objective. The Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed income or similar securities (such as shares of money market funds) as collateral for financial instruments and pending investment in financial instruments. To the extent that the Fund does not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds may be deposited with the Custodian.

The Sponsor, a registered commodity pool operator, is responsible for the cash management activities of the Fund, including investing in cash equivalents that may be used as margin for the Fund’s portfolio holdings. The Sponsor deposits a portion of the Fund’s net assets with its FCM to be used to meet its current or potential margin or collateral requirements in connection with its investment in VIX Futures Contracts. The Fund uses only cash and cash equivalents to satisfy these requirements. The Sponsor expects that all entities that will hold or trade the Fund’s assets will be based in the United States and will be subject to United States regulations. The Sponsor believes that approximately 15% of the Fund’s assets will normally be committed as margin for VIX Futures Contracts and that 30% of the Fund’s net assets will normally be deposited with its FCM. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of the Fund’s assets is held in cash or cash equivalents. Cash and cash equivalents held by the Fund constitute reserves that are available to meet ongoing margin and collateral requirements. All interest or other income earned on these investments is retained for the Fund’s benefit. The approximate 30% of the Fund’s net assets held by the FCM are held in segregation pursuant to the CEA and CFTC regulations.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in the Depository Trust Company (“DTC”), and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

The Fund creates and redeems, or will create and redeem, Shares from time to time, but only in one or more Creation Units. A Creation Unit is expected to be a block of 50,000 Shares of the Fund. Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is governed by the terms of the Authorized Participant Agreement and Authorized Participant Procedures Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Fund (unless as provided otherwise in this Prospectus).

If permitted by the Sponsor in its sole discretion, an Authorized Participant also agrees to enter into or arrange for an exchange of futures for related position (“EFCRP”) or block trade with the Fund whereby the Authorized Participant would also transfer to the Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an exchange of futures for related position to effect an order to redeem Creation Units.

An EFCRP is a technique permitted by the rules of the applicable futures exchange that, as used by the Fund in the Sponsor’s discretion, would allow the Fund to take a position in a futures contract from an Authorized Participant, of given futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An EFCRP by itself will not change either party’s net risk position materially. Because the futures position that the Fund would otherwise need to take to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, EFCRP can generally be viewed as transactions beneficial to the Fund. A block trade is a technique that permits the Fund to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Fund.

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Authorized Participants pay a fixed transaction fee up to $500 in connection with each order to create or redeem a Creation Unit to compensate The Nottingham Company, a North Carolina business corporation (the “Administrator”) as the Administrator, BMO Harris Bank N.A., as the Custodian and Nottingham Shareholder Services, LLC, a North Carolina limited liability company (the “Transfer Agent”), as the Transfer Agent, of the Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions.

Authorized Participants may sell the Shares included in the Creation Units they purchase from the Fund to other investors.

The form of Authorized Participant Agreement and the related Authorized Participant Procedures Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to Capital Investment Group, Inc. (the “Distributor”), or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from the Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which will render them statutory underwriters and subject them to prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “1933 Act”), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and regulated by FINRA, or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Trust agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement will be filed as exhibits to the Registration Statement of which this Prospectus is a part.

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Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” means any day on which the NAV of the Fund is determined.

Purchase orders must be placed by the cutoff time shown on page 7. The cut-off time may be earlier if, for example, the Exchange or other exchange material to the valuation or operation of the Fund closes before the cut-off time. If a purchase order is received prior to the applicable cutoff time, the day on which the Distributor receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next business day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the NAV of the Shares required for such Creation Unit, which is expected to be 50,000 Shares of the Fund on the purchase order date plus the applicable transaction fee.

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (“CNS”) clearing process of the National Securities Clearing Corporation (“NSCC”), as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (“DVP”) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (T+1), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the Custodian to receive the cash required for settlement up to the second Business Day following the purchase order date (T+2). If a purchaser order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement. The Creation Units will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Delivery of Exchange of Futures Contract for Related position (“EFCRP”) Futures Contracts or Block Trades

If the Sponsor shall have determined to permit the Authorized Participant to transfer futures contracts pursuant to an EFCRP or to engage in a block trade purchase of futures contracts from the Authorized Participant with respect to a Fund, as well as to deliver cash, in the creation process, futures contracts required for settlement must be transferred directly to the Fund’s account at its FCM. If the cash is not received by the market close on the second Business day following the purchase order date (T+2); such order may be charged interest for delayed settlements or cancelled. If a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. The Creation Units will be delivered to the Authorized Participant upon the Custodian’s receipt of the cash purchase amount and the futures contracts.

Suspension or Rejection of Purchase Orders

The Sponsor may in its discretion suspend the right of repurchase, or postpone the purchase settlement date: (1) for any period during which any of the Exchange or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any Fund’s portfolio investments; (2) for any period during which an emergency exists, including significantly adverse market, political or other circumstances, as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person in any way for any loss or damages that may result from any such suspension or postponement.

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The Sponsor also may reject a purchase order if:

●	It determines that the purchase order is not in proper form;
●	The Sponsor believes that the purchase order would have adverse tax consequences to the Fund or its shareholders;
●	The order would be illegal; or
●	Circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. Redemption order must be received prior to the applicable cut-off time shown on page 7. The cut-off time may be earlier if, for example, the Exchange or other exchange material to the valuation or operation of the Fund closes before the cut-off time. If a redemption order is received prior to the applicable cut-off time, the day on which the Distributor receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cutoff time, the redemption order date will be the next day. Redemption orders are irrevocable. Individual shareholders may not redeem directly from the Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the Fund not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for the Fund to receive the Creation Units required for settlement up to the second Business Day following the redemption order date (T+2). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement.

Determination of Redemption Proceeds

The redemption proceeds from the Fund consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to the Fund, an EFCRP or block trade with the Fund as described in “Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of the Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of the Fund’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable EFCRP or block trade.

Delivery of Redemption Proceeds

The redemption proceeds due from the Fund are delivered to the Authorized Participant at noon (Eastern Time), on the third Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, a Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment basis. If the Fund’s DTC account has not been credited with all the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent any remaining whole Creation Units are received if (i) the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and (ii) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

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The Sponsor is also authorized to deliver the redemption distribution despite that the Creation Units to be redeemed are not credited to the Fund’s DTC account by noon (Eastern Time), on the third Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

Suspension or Rejection of Redemption Orders

The Sponsor may in its discretion suspend the right of redemption or postpone the redemption settlement date: (1) for any period during which any of the Exchange or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any of the Fund portfolio investments; (2) for any period during which an emergency exists, including significantly adverse market, political or other circumstances, as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor may reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for services in processing the creation and redemption of Creation Units and to offset some or all the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee to the Transfer Agent of up to $500 per order to create or redeem Creation Units. An order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

As of the date of this Prospectus, there is no pending legal proceeding to which the Trust or the Fund is a claimant or defendant or which any of their property is subject.

As of the date of this Prospectus, there are no material administrative, civil or criminal actions, whether pending or concluded, within ten years preceding the date of the Prospectus, against the Sponsor.

From time to time Wedbush Securities Inc. (“Wedbush”) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. See “Litigation and Regulatory Disclosure Relating to FCM(s) – Wedbush Securities Inc. (Wedbush)” beginning on page 66 of this Prospectus for detailed litigation disclosures relevant to Wedbush.

DESCRIPTION OF THE SHARES; THE FUND; CERTAIN MATERIAL TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Fund, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

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Description of the Shares

The Fund issues, or will issue, common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund.

The Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Fund. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Fund.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 401 W Superior St, Suite 300, Chicago, IL 60654.

The books and records of the Fund are maintained as follows: all marketing materials are maintained at the offices of the Distributor at 100 E. Six Forks Road, Suite 200, Raleigh, NC 27609; Telephone: (919) 831-2370. Creation Unit creation and redemption books and records, certain financial books and records and certain trading and related documents received from FCM(s) are maintained by the Administrator, 116 South Franklin Street, Rocky Mount, North Carolina 27804.

All other books and records of the Fund are maintained at the Fund’s principal office, c/o Dynamic Shares LLC, 401 W Superior St, Suite 300, Chicago, IL 60654.

Certain Trust books and records are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of the Fund ends on December 31 of each year.

The Fund

The Trust is formed and operated in a manner such that the Fund is liable only for obligations attributable to the Fund and shareholders of the Fund are not subject to the losses or liabilities of any other series of the Trust. If any creditor or shareholder in a series asserted against a series a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular series and its assets.

Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular series are enforceable only against the assets of that series, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of each series include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a series. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.

The Trustee

Wilmington Trust, National Association, a national banking association, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of the Fund. The Trustee’s principal place of business in the State of Delaware is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Sponsor.

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The Trustee is permitted to resign upon at least 60 days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Fund and is indemnified by the Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of the Fund and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Fund and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

Dynamic Shares LLC is the Sponsor of the Trust, the Fund, and any future series of the Trust. The Sponsor registered as a commodity pool operator with the CFTC and became a member of the NFA on September 5, 2019. As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor will serve as the Trust’s commodity pool operator.

Specifically, with respect to the Trust, the Sponsor:

●	Selects the Fund’s service providers;
●	Negotiates various agreements and fees;
●	Performs such other services as the Sponsor believes that the Trust may require from time to time;
●	Selects the FCM and financial instrument counterparties;
●	Manages the Fund’s portfolio of other assets, including cash equivalents; and
●	Manages the Fund with a view toward achieving the Fund’s investment objective.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of the Fund offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 401 W Superior St, Suite 300, Chicago, IL 60654. The telephone number of the Sponsor is (678) 834-4218.

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Background and Principals

The Sponsor will serve as both commodity pool operator of the Trust and the Fund. The Sponsor is registered as a commodity pool operator with the CFTC and is a member in good standing of the NFA. The Sponsor registered as a commodity pool operator with the CFTC and became a member of the NFA on September 5, 2019. As a registered commodity pool operator, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Sponsor will also be subject to periodic inspections and audits by the CFTC and NFA. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Fund. The Sponsor is also registered as an investment adviser in the State of California. Please note that being registered as an investment adviser does not imply a certain level of skill or training. Aside from establishing the Trust, the Fund, and registering with the appropriate regulatory authorities, the Sponsor’s only other business activity prior to the date of this Prospectus and since its formation in June 2018 was providing investment advice concerning securities in 2019 following its registration with the State of California. The Sponsor’s principal place of business is 401 W Superior St, Suite 300, Chicago, IL 60654, telephone number (678) 834-4218.

In its future capacity as a commodity pool operator, the Sponsor will be an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Weixuan Zhang	Chief Executive Officer of the Trust, Member of the Sponsor, and Trading Principal
Xinyu Jiang	Chief Financial Officer of the Trust and Manager of the Sponsor

The following is a biographical summary of the experience of the principals and significant employees of the Sponsor.

Weixuan Zhang. Mr. Weixuan Zhang is the Founder of the Trust and has served as Chief Executive Officer of the Trust since March 21, 2019. Mr. Zhang’s responsibilities include day-to-day portfolio management of the Fund and oversight of all aspects of the Trust. Mr. Zhang is the sole trading principal of the Fund. In addition, Mr. Zhang has served as a member of the Sponsor since June 4, 2018. Mr. Zhang was approved by the NFA as a principal of the Sponsor on September 5, 2019 and registered as an associated person of the Sponsor on September 5, 2019. From July 1, 2017 through October 15, 2018, Mr. Zhang served as an intern at Arb Trading Group (Prop Trading firm), where his duties included conducting research, identifying and calculating pricing inefficiencies, refining algorithms, and building high performance algorithm systems. From May 22, 2017 to June 30, 2017, Mr. Zhang was traveling and was not employed. From June 15, 2016 through May 21, 2017, Mr. Zhang was a graduate student at the University of Notre Dame graduating with a Master of Science in Management. From August 23, 2012 through May 15, 2016, Mr. Zhang was a student at Emory University graduating with a major in Philosophy.

Xinyu Jiang. Ms. Xinyu Jiang has served as the Chief Financial Officer of the Trust since March 21, 2019. Ms. Jiang’s responsibilities include oversight of the financial matters of the Trust and the Sponsor. Ms. Jiang was approved by the NFA as a principal of the Sponsor on April 21, 2020. In addition, Ms. Jiang has served as a Chief Financial Officer and Manager of the Sponsor since June 22, 2018. From July 1, 2015 through June 21, 2018, Ms. Jiang was pursuing personal interests and was not employed. From August 23, 2012 through June 30, 2015, Ms. Jiang was a student at Emory University graduating with a major in Economics.

Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interest of the Fund and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnify is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Trust.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

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Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor, in its capacity as the registered commodity pool operator, an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Related Party Transactions

The Sponsor, who may be deemed “related person” of the Fund under Item 404 of Regulation S-K adopted by the SEC, is entitled to receive compensation from the Fund for certain services it provides to the Fund. The compensation the Sponsor is entitled to receive from the Fund is limited to the Management Fee. See “Description of the Shares; The Fund; Certain Material Terms of the Trust Agreement – The Sponsor” in this prospectus for a description of the services provided by the Sponsor and “Description of the Shares; The Fund; Certain Material Terms of the Trust Agreement – Executive Compensation” in this prospectus for a description of the compensation payable to the Sponsor.

Ownership or Beneficial Interest in the Fund

The Sponsor currently owns five Shares in the Fund. None of the principals of the Sponsor have an ownership or beneficial interest in the Fund.

The Sponsor and its principals reserve the right to trade commodity interests for their own accounts. Fund investors will not be permitted to inspect the records of such person’s trades or any written policies related to such trading.

Management; Voting by Shareholders

The shareholders of the Fund take no part in the management or control and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Fund, provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Executive Compensation

The Fund has no employees, officers or directors and is managed by the Sponsor. None of the directors or officers of the Sponsor receive compensation from the Fund. The Sponsor receives a Management Fee equal to 1.85% per year of the Fund’s average daily net assets, paid monthly in arrears.

Recognition of the Trust and the Fund in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

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Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Fund could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

We anticipate that the Shares of the Fund, which have been approved for listing and trading on the NYSE Arca, will provide institutional and retail investors with direct access to the Fund. The Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time.

Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares though DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report of the Fund in the manner required by the rules and regulations of the SEC as well as those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Fund examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activity of the Fund. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Sponsor’s website at www.dynamicsharesetf.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to the Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, as applicable, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.dynamicsharesetf.com. Any such notification will include a description of shareholder’s voting rights.

Net Asset Value (“NAV”)

The NAV in respect of the Fund, means the total assets of that Fund, including but not limited to all cash and cash equivalents or other debt securities less total liabilities of the Fund, consistently applied under the accrual method of accounting. In particular, NAV includes any unrealized profit or loss on open financial instruments, and any other credit or debit accruing to the Fund but unpaid or not received by the Fund. The NAV per Share of the Fund is computed by dividing the value of the net assets of the Fund (i.e. the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining NAV. The Fund’s NAV is calculated on each day other than a day when the Exchange is closed for regular trading. The Fund computes its NAV only once each trading day as of the time set forth below (the “NAV Calculation Time”), except for the following. The Fund may calculate its NAV as of an earlier time if the Exchange or other exchange material to the valuation or operation of the Fund closes early.

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Fund	NAV Calculation Time
Dynamic Short Short-Term Volatility Futures ETF	4:15 p.m. (Eastern Time)

Futures contracts traded on a U.S. exchange are calculated at their then current market value, which typically is based upon the settlement price or the last traded price before the NAV time for that particular futures contract.

In certain circumstances (e.g. if the Sponsor believes market quotations do not accurately reflect the fair value of a Fund investment, or a trading halt closes an exchange or market early), the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. Such fair value prices would generally be determined based on available inputs about the current underlying reference assets and would be based on principles that the Sponsor deems fair and equitable.

The Fund may use a variety of money market instruments to invest excess cash. Money market instruments used in this capacity generally will be valued using market prices or at amortized cost.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV is an indicator of the value of the Fund’s net assets at the time the IOPV is disseminated. The IOPV is calculated and disseminated every 15 seconds throughout the trading day. The IOPV is generally calculated using the prior day’s closing net assets of the Fund as a base and updating throughout the trading day changes in the value of the financial instruments held by the Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares.

The NYSE Arca disseminates the IOPV. In addition, the IOPV is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg Finance L.P. and/or Reuters.

Termination Events

The Trust or the Fund may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor does not expect to make distributions. Depending on the Fund’s performance and an investor’s own tax situation, an investor’s income tax liability for the taxable year for his, her or its allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed the capital gains an investor may realize from selling his, her or its Shares of the Fund in a taxable year.

THE ADMINISTRATOR

The Trust, on behalf of itself and on behalf of the Fund, has appointed The Nottingham Company as the Administrator of the Fund and The Nottingham Company will enter into a fund accounting and administration service agreement (the “Accounting and Administration Agreement”) with the Trust (for itself and on behalf of the Fund) and the Sponsor in connection therewith. In addition, The Nottingham Company will provide certain accounting services to the Fund pursuant to the Administration Agency Agreement.

The Administrator’s fees are paid on behalf of the Fund by the Sponsor.

Pursuant to the terms of the Accounting and Administration Agreement and under the supervision and direction of the Sponsor, The Nottingham Company will prepare and file certain regulatory filings on behalf of the Fund. The Nottingham Company may also perform other services for the Fund pursuant to the Accounting and Administration Agreement as mutually agreed to from time to time.

The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

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The Sponsor, on behalf of the Fund, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and their shareholders.

THE CUSTODIAN

BMO Harris Bank N.A. will serve as the Custodian of the Fund and will enter into an institutional custody agreement (the “Institutional Custody Agreement”) with the Trust (for itself and on behalf of the Fund) in connection therewith.

Pursuant to the terms of the Institutional Custody Agreement, the Custodian will be responsible for the holding and safekeeping of assets delivered to it by the Fund and performing various administrative duties in accordance with instructions delivered to the Custodian by the Fund. The Custodian’s fees are paid by the Trust and reimbursed by the Sponsor.

THE TRANSFER AGENT

Nottingham Shareholder Services, LLC, will serve as the Transfer Agent of the Fund for Authorized Participants and will enter into a dividend disbursing and transfer agent agreement (the “Transfer Agent Agreement”). Pursuant to the terms of the Transfer Agent Agreement, the Transfer Agent will be responsible for processing purchase and redemption orders and maintaining records of ownership of the Fund. The Transfer Agent fees are paid on behalf of the Fund by the Sponsor.

THE DISTRIBUTOR

Capital Investment Group, Inc., will serve as the Distributor of the Fund and will assist the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts.

Capital Investment Group, Inc. will retain all marketing materials separately for the Fund, at 100 E. Six Forks Road, Suite 200, Raleigh, NC 27609; Telephone: (919) 831-2370.

The Sponsor pays the Distributor for performing its duties on behalf of the Fund.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all the Shares of the Fund outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

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Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of the Fund by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry from through DTC.

SHARE SPLITS OR REVERSE SPLITS

If the Sponsor believes that the per Share price of the Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of the Fund constituting a Creation Unit.

CONFLICTS OF INTEREST

Sponsor

In the course of providing services, the Sponsor may simultaneously recommend the sale of a particular investment position for one account while recommending the purchase of the same investment position for another account if such recommendations are consistent with the investment strategies of each client, such as the Fund and a future series of the Trust.

The Sponsor, its principals, managers, members, employees (and members of their families) and affiliates may participate directly or indirectly as investors in the Sponsor’s clients, such as the Fund. Thus, the Sponsor may recommend to clients the purchase or sale of investment positions in which it, or its principals, managers, members, employees, or related persons have a financial interest. The Sponsor may give advice and take actions in the performance of its duties to its clients that differ from the advice given or the timing and nature of actions taken, with respect to other clients’ accounts and/or employees’ accounts that may invest in some of the same investment positions recommended to clients.

In addition, the Sponsor, its affiliates and principals may trade for their own accounts. Consequently, non-customer and proprietary trades may be executed and cleared through any FCM or prime broker used by clients. It is possible that the Sponsor, including its members, managers and employees may buy or sell investment positions or other instruments that the Sponsor has recommended to, or purchased for, its clients, may trade ahead of client accounts, may receive preferential treatment and may engage in transactions for their own accounts in a manner that is inconsistent with the Sponsor’s recommendations to a client. Personal transactions by employees may raise potential conflicts of interest when such persons trade in an investment position that is owned by, or considered for purchase or sale for, a client. A potential conflict also may occur if the Sponsor’s principals, managers, members, officers, or employees trade their accounts more aggressively or take positions in their accounts that are opposite, against, or ahead of, the positions taken by clients’ accounts. The Sponsor has adopted policies and procedures designed to detect and prevent such conflicts of interest and, when they do arise, to ensure that it effects transactions for clients in a manner that is consistent with any fiduciary duty owned by the Sponsor to its clients and in accordance with applicable law.

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FCMs

Wedbush Securities, Inc. (“Wedbush”) or its affiliates (as well as any other FCM(s) or their affiliates used by the Fund in the future) may own stock in, or have some other form of ownership interest in, one or more U.S. exchanges (each, a “Trading Facility”) or CFTC-registered derivatives clearing organization (“Clearing House”) where the Fund’s transactions in futures contracts (“Contracts”) may be executed and/or cleared. As a result, Wedbush or its affiliates, or such future FCM(s) and their affiliates, may receive financial or other benefits related to its ownership interest when Contracts are executed on a given Trading Facility or cleared through a given Clearing House, and Wedbush, or such other FCM, would, in such circumstances, have an incentive to cause Contracts to be executed on that Trading Facility or cleared by that Clearing House. In addition, employees and officers of Wedbush or its affiliates (as well as any other FCM(s) or their affiliates used by the Fund in the future) may also serve on the board of directors or on one or more committees of a Trading Facility or Clearing House.

In addition, Trading Facilities and Clearing Houses may from time to time have in place other arrangements that provide their members or participants with volume, market-making or other discounts or credits, may call for members or participants to pre-pay fees based on volume thresholds, or may provide other incentive or arrangements that are intended to encourage market participants to trade on or direct trades to that Trading Facility or Clearing House. Wedbush or its affiliates (as well as any other FCM(s) or their affiliates used by the Fund in the future) may participate in and obtain financial benefits from such incentive programs.

When providing execution services to the Fund (either in conjunction with clearing services or in an execution-only capacity), Wedbush (as well as any other FCM(s) used by the Fund in the future) may direct orders to affiliated or unaffiliated market-makers, other executing firms, individual brokers or brokerage groups for execution. When such affiliated or unaffiliated parties are used, they may, where permitted, agree to price concessions, volume discounts or refunds, rebates or similar payments in return for receiving such business. Likewise, where permitted by law and the rules of the applicable Trading Facility, Wedbush (as well as any other FCM(s) used by the Fund in the future) may solicit a counterparty to trade opposite your order or enter into transactions for its own account or the account of other counterparties that may, at times, be adverse to your interests in a Contract. In such circumstances, that counterparty may make payments and/or pay a commission to Wedbush (or such other FCM) in connection with that transaction. The results of the Fund’s transactions may differ from the results achieved by Wedbush (or another FCM used by the Fund in the future) for its own account, its affiliates, or for other customers.

In addition, where permitted by applicable law (including, where applicable, the rules of the applicable Trading Facility), an FCM, such as Wedbush, its directors, officers, employees and affiliates may act on the other side of the Fund’s order or transaction by the purchase or sale for an account, or the execution of a transaction with a counterparty, in which the FCM or a person affiliated with the FCM has a direct or indirect interest, or may effect any such order with a counterparty that provides the FCM or its affiliates with discounts related to fees for Contracts or other products. In cases where an FCM has offered the Fund a discounted commission or clearing fee for Contracts executed through the FCM as agent or with the FCM or its affiliate acting as counterparty, the FCM or its affiliates may be doing so because of the enhanced profit potential resulting from acting as executing broker or counterparty.

Wedbush or its affiliates (as well as any other FCM(s) or their affiliates used by the Fund in the future) may act as, among other things, an investor, research provider, placement agent, underwriter, distributor, remarketing agent, structurer, securitizer, lender, investment manager, investment adviser, commodity trading advisor, municipal advisor, market maker, trader, prime broker or clearing broker. In those and other capacities, an FCM, such as Wedbush, its directors, officers, employees and affiliates may take or hold positions in, or advise other customers and counterparties concerning, or publish research or express a view with respect to, a Contract or with a related financial instrument that may not be consistent with, or may be contrary to, the Fund’s interests. Unless otherwise disclosed in writing, an FCM is not necessarily acting in the Fund’s best interest and are not assessing the suitability for the Fund of any Contract or related financial instrument. Acting in one or more of the capacities noted above may give an FCM or its affiliates access to information relating to markets, investments and products. An FCM and its affiliates are under no duty to make any such information available to the Sponsor, except to the extent the FCM has agreed in writing or as may be required under applicable law.

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MATERIAL CONTRACTS

Accounting and Administration Agreement

The Nottingham Company will serve as the Fund’s Administrator pursuant to the terms of the Accounting and Administration Agreement to be entered into between the Trust, on behalf of itself and on behalf of the Fund, and the Administrator. The Administrator will perform and supervise the performance of services necessary for the operation and administration of the Fund (other than making investment decisions or providing services provided by other service providers), including the NAV calculations, accounting and other fund administrative services.

The Accounting and Administration Agreement is anticipated to have an initial term of three years, and after the initial term, will continue in effect unless earlier terminated. Notwithstanding the foregoing, the Accounting and Administration Agreement may be terminated by (i) either party by giving not less than 90 day’s prior written notice; (ii) mutual written agreement of the parties; or (iii) for cause – in the event of willful misconduct, gross negligence, or breach of the agreement by the non-moving party, such termination will require at least 30 days’ prior written notice to the other party. Unless terminated for cause, the Administrator is entitled to a fee equal to either the compensation paid (or payable to) for the two months immediately prior to termination or to the compensation paid (or payable to) the Administrator for the three months immediately prior to termination in the case of a Fund liquidation. In its capacity as Administrator, The Nottingham Company is indemnified under the Accounting and Administration Agreement.

Transfer Agent Agreement

Nottingham Shareholder Services, LLC (“NSS”) will serve as the Fund’s Transfer Agent. Pursuant to the Transfer Agent Agreement to be entered into among the Trust, on behalf of itself and on behalf of the Fund, and the Transfer Agent, the Transfer Agent will serve as the Fund’s transfer agent and agent in connection with certain other activities as provided under the Transfer Agent Agreement. Under the Transfer Agent Agreement, the Transfer Agent’s services will include, among other things, facilitating the performance of purchases and redemption of Creation Units, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Fund or the Sponsor.

The Transfer Agent Agreement will become effective on the date of the initial public offering of the Shares and shall continue in effect unless terminated by either party at any time by giving not less than 90 days’ prior written notice to the other party. In its capacity as Transfer Agent, NSS is indemnified under the Transfer Agent Agreement.

Institutional Custody Agreement

Custodian will serve as the Custodian of the Fund and will enter into an institutional custody agreement (the “Institutional Custody Agreement”) with the Trust (for itself and on behalf of the Fund) in connection therewith.

Pursuant to the terms of the Institutional Custody Agreement, the Custodian will be responsible for the holding and safekeeping of assets delivered to it by the Fund and performing various administrative duties in accordance with instructions delivered to the Custodian by the Fund. The Custodian’s fees are paid by the Trust and reimbursed by the Sponsor.

Distribution Agreement

Pursuant to the Distribution Agreement between the Trust and Capital Investment Group, Inc. (“CIG”), CIG will assist the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement will become effective on the date of the initial public offering of the Shares and shall continue through the second anniversary of its effective date, and thereafter from year to year unless terminated pursuant to its terms.

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PURCHASES BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Incomes Security Act of 1974, as amended (“ERISA”) and the Code, which a fiduciary of any “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets the Fund (such “employee benefit plans” and “plan” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but not are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, which may include, among other things, the role that such an investment would paly in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan documents and the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder by the U.S. Department of Labor contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e. “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly offered security” (the “Publicly Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not significant.

The Publicly Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly Offered Security Exception should apply with respect to the Shares of the Fund.

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Ineligible Purchasers

Among other considerations, Shares generally may not be purchased with the assets of a Plan if the Sponsor, the FCM(s) or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares of the Fund trade on the Exchange under the ticker symbol listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Fund continuously offers Shares in Creation Units to Authorized Participants. Shares of the Fund are to be offered to Authorized Participants in Creation Units at the Fund’s NAV.

Authorized Participants may offer to the public, from time to time, Shares of the Fund from any Creation Units they create. Shares of the Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of the Fund on its Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Additionally, the price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit. Authorized Participants do not receive from the Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Likelihood of Becoming a Statutory Underwriter

The Fund issues Shares in Creation Units to Authorized Participants from time to time generally in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from the Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that will lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which will render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.

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Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(a)(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. In any event, the maximum amount of all items of value, including compensation paid from the offering proceeds and in the form of “trail commissions,” to be paid to FINRA members in connection with the offering of the Shares by the Fund will not exceed 10% of gross offering proceeds.

LEGAL MATTERS

Malik Law Group LLC has advised the Sponsor in connection with the Shares being offered. Malik Law Group LLC also advised the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and the Fund. Malik Law Group LLC has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases by Employee Benefit Plans” with respect to ERISA. Malik Law Group LLC has not represented, nor will it represent, the Trust, the Fund or the shareholders in matters relating to the Trust or the Fund and no other counsel has been engaged to act on their behalf.

Richards, Layton & Finger, P.A. has represented the Trust in connection with the legality of the Shares being offered hereby.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The statements of financial condition of the Trust and the Fund as of both December 31, 2019, and December 31, 2020, included in this prospectus have been audited by BBD, LLP, an independent auditor, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm, given on their authority as experts in accounting and auditing.

APPOINTMENT OF AUDITOR

On May 11, 2019, the Trust and the Fund appointed BBD, LLP, as their independent registered public accounting firm. BBD, LLP, audited the statements of financial condition of the Trust and the Fund as of both December 31, 2019, and December 31, 2020, which have been included in this prospectus. Prior to engaging BBD, LLP, as their independent auditor, the Trust and the Fund did not have an independent auditor to audit their financial statements.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Trust has filed a Registration Statement on Form S-1 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of the Fund. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete and you should refer to the exhibits attached to or incorporated by reference into the Registration Statement for copies of the actual contract or document.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

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FUTURES COMMISSION MERCHANTS

The Fund intends to use Wedbush, in its capacity as a registered FCM, as its FCM. Wedbush, in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Fund and as such arranges for the execution and clearing of the Fund’s futures transactions. Wedbush acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Fund. The executing brokers will give up all such transactions to Wedbush, as applicable.

Investors should be advised that Wedbush is not affiliated with and does not act as a supervisor of the Fund or the Fund’s commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, Wedbush, in its capacity as FCM, is not acting as an underwriter or sponsor of the offering of any Shares or interests in the Fund and has not passed upon the merits of participating in this offering.

Wedbush has not passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, Wedbush does not provide any commodity trading advice regarding the Fund’s trading activities. Investors should not rely upon Wedbush in deciding whether to invest in the Fund or retain their interests in the Fund. Investors should also note that the Fund may select additional clearing brokers or replace Wedbush as the Fund’s clearing broker.

Litigation and Regulatory Disclosure Relating to FCM(s)

Wedbush Securities Inc. (Wedbush)

Wedbush Securities Inc. (“Wedbush,” “Wedbush Futures,” or “Company”), a California corporation, is registered with the U.S. Commodity Futures Trading Commission (“CFTC”) as a Futures Commission Merchant (“FCM”). The Company is a clearing member of the Chicago Board of Trade and the Chicago Mercantile Exchange. The Company maintains its principal place of business at 1000 Wilshire Blvd., Suite 900, Los Angeles, CA 90017.

Commodity Futures Trading Commission Regulation 1.55(k)(7) requires Wedbush Futures to disclose any material administrative, civil, enforcement or criminal complaints or actions filed against FCM where such complaints or actions have not concluded, and any enforcement complaints or actions filed against FCM during the last three years.

Wedbush Futures is a division of Wedbush Securities Inc. Wedbush Securities Inc. is also a broker-dealer registered with FINRA and the SEC.

Such issues and actions may be found at the following websites:

Wedbush Securities Inc. – Find actions at http://www.finra.org. This link will take you to the FINRA homepage. At this page, there is a box on the right-side where you can enter “Wedbush Securities Inc.” and click “Firm” and then click on the first option. You will be transferred to FINRA’s information specific to Wedbush Securities Inc. Click on “Get Detailed Report” and scroll down the report to the section entitled “Disclosure Events” (the page # is listed on the first page of this report) for the full list of regulatory, criminal and judicial proceedings.

Additional actions can be found at http://www.nfa.futures.org/basicnet/welcome.aspx This link will take you to the Welcome Page of the NFA’s Background Affiliation Status Information Center (“BASIC”). At this page, there is a box where you can enter the NFA ID of Wedbush Securities Inc. (86156) and then click “Go”. You will be transferred to the NFA’s information specific to Wedbush Securities Inc. Under the heading “Regulatory Actions”, click “details” and you will be directed to the full list of regulatory actions brought by the CFTC and exchanges. Also see the following link for additional information: https://www.wedbush.com/sites/default/files/WS_%20Fincond_2016-06- 30.pdf

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Recent Regulatory Actions

In IA Release 5386, September 30, 2019, the Securities and Exchange Commission found that Wedbush Securities, Inc. (“Wedbush”), willfully violated Section 206(2) of the Investment Advisers Act of 1940 (the “Advisers Act”) and ordered Wedbush to cease and desist from committing or causing any violations and any future violations of Section 206(2) of the Advisers Act. The proceedings arose out of breaches of fiduciary duty and inadequate disclosures by Wedbush in connection with its mutual fund share class selection practices and the fees it received. Additionally, Wedbush paid disgorgement of $1,703,194.38 and prejudgment interest of $149,346.59.

In IA Release 40-4852, February 5, 2018, the Securities and Exchange Commission found that Wedbush willfully violated Section 15(C)(3) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 15C3-3 thereunder, which require a carrying broker-dealer to maintain a reserve of funds or qualified securities in an account at a bank that is at least equal in value to the net cash owed to customers. Also, the Securities and Exchange Commission found that Wedbush willfully violated Section 17(A)(1) of the Exchange Act and Rule 17A-5(A) thereunder by filing focus reports that contained incorrect information on the reserve formula because of the calculation error. Wedbush was ordered to cease and desist from committing or causing any violations and any future violations of Sections 15(C)(3) and 17(A)(1) of the Exchange Act, and Rules 15C3-3 and 17A-5(A) thereunder. Additionally, Wedbush was ordered to pay disgorgement of $275,851, prejudgment interest of $28,346, and a civil money penalty of $1,000,000 plus post-order interest.

On October 16, 2017, it was alleged that Wedbush willfully violated Section 17(A) of the Exchange Act and Rule 17A-3 and 17A-4 thereunder by failing to record account names or designations prior to trade execution, among other things. On January 8, 2019, pursuant to an offer of settlement, Wedbush, without admitting or denying the allegations, consented to certain sanctions and the entry of findings by FINRA that it, among other things, failed in certain instances to designate specific accounts for which orders were being entered and instead allocated trades to accounts after the fact based on its president’s discretion and without reasonable oversight. Wedbush was fined $1,000,000.

On May 27, 2016, it was alleged by FINRA that Wedbush willfully violated Section 15(C) of the Exchange Act and (i) Rule 15C3-3(B)(1) thereunder, and FINRA Rule 2010 by creating or increasing deficits in the number of securities required to be in the firm’s possession or control, and these deficits put approximately 100,000 shares of stock worth approximately $7 million at risk and (ii) Rule 15C3-3(E) thereunder, and FINRA Rule 1010 by failing to accurately calculate its customer reserve formula and adequately fund its customer reserve account in accordance with the customer protection rule, which resulted in hindsight deficiencies totaling over $200 million. On February 5, 2018, pursuant to an offer of settlement, Wedbush, without admitting or denying the allegations, consented to certain sanctions and the entry of findings by FINRA that, among other things, Wedbush willfully violated Sections 15(C) and 17(A) of the Exchange Act and Rules 15C3-1, 15C3-3, 17A-3, and 17A-5 thereunder. Wedbush was fined $1,500,000.

On December 30, 2015, Wedbush, without admitting or denying the allegations, consented to certain sanctions and to the entry of findings that it willfully violated Section 15(C)(3) of the Exchange Act by, among other things, failing to appropriately control the risks associated with providing its customers with market access so as not to jeopardize the firm’s and other market participants’ financial condition and the integrity of the trading on the securities markets, failing to ensure that it had adequate risk management control to prevent the entry of erroneous orders, by rejecting orders that exceed appropriate price or size parameters, on an order-by-order basis or over a short period of time and failed to ensure that its regulatory risk management controls and supervisory procedures were under its direct and exclusive control, and by failing to establish, document and maintain a system for regularly reviewing the effectiveness of the risk management controls and supervisory procedures. Wedbush was fined $1,800,000, of which $566,666 was allocated to BATS EXCHANGE, INC., $566,666 was allocated to NYSE Regulation, Inc., $566,666 was allocated to NASDAQ, and $100,002 was allocated to FINRA.

Pursuant to an offer of settlement in which Wedbush neither admitted nor denied the rule violation upon which the penalty is based, on October 15, 2020, the Clearing House Risk Committee found that Wedbush violated CBOT Rule 982. In accordance with the settlement offer, the Committee imposed a $50,000 fine.

Pursuant to an offer of settlement in which Wedbush neither admitted nor denied the rule violation upon which the penalty is based, on January 23, 2020, the Clearing House Risk Committee found that Wedbush violated CBOT Rule 980.B.3. In accordance with the settlement offer, the Committee imposed a $150,000 fine.

Pursuant to an offer of settlement in which Wedbush neither admitted nor denied the rule violations upon which the penalty is based, on December 10, 2015, the Clearing House Risk Committee found that Wedbush violated CBOT Rules 970.C.2 and 971.A. In accordance with the settlement offer, the Clearing House Risk Committee fined Wedbush $75,000.

A subcommittee of the ICE Exchange’s Business Conduct Committee determined that Wedbush may have violated Exchange Rule 6.15(a) by failing to report large trader positions in multiple instances during the following two time periods: January 2015 through April 2015 and September 2015 through October 2015. The subcommittee further determined that Wedbush may have violated Exchange Rule 4.01 by failing to have an adequate process or procedure in place to discover errors in reporting large trader positions to the Exchange. The Committee fined Wedbush $20,000.

Pursuant to an offer of settlement in which Wedbush neither admitted nor denied the rule violations upon which the penalty is based, on March 28, 2017, a Panel of the Chicago Mercantile Exchange Business Conduct Committee (“Panel”) found that between March 2015 and January 2016, Market Regulation staff issued requests to Wedbush for the production of records, documents and information related to regulatory inquiries. Wedbush, acting principally through its former Chief Compliance Officer, failed to respond in a timely manner to numerous requests. The Panel concluded that Wedbush thereby violated CME Rules 432.L.3 and 432.W. In accordance with the settlement offer, the Panel ordered Wedbush to pay a fine of $55,000

Pursuant to an offer of settlement in which Wedbush neither admitted nor denied the rule violations upon which the penalty is based, on March 30, 2017, the Clearing House Risk Committee found that Wedbush violated CBOT Rules 951., 958.C., 970.A., 970.A.1., 970.A.3.d., 970.C.2., 971.A., 980.B.3. and 980.C. In accordance with the settlement offer, the Committee imposed a $500,000 fine. In accepting this offer, the Committee agreed to waive $250,000 of the fine based on the firm’s compliance with industry rules, regulations and requirements through the completion of the next risk based examination. At the April 2018 Clearing House Risk Committee Meeting, the Committee determined to assess the remaining $250,000 fine.

Pursuant to an offer of settlement in which Wedbush neither admitted nor denied the rule violations upon which the penalty is based, a Subcommittee of the ICE US Business Conduct Committee (“BCC Subcommittee”) determined on May 21, 2017 that Wedbush may have violated Exchange Rule 2.21(a) by failing to submit a copy of the firm’s financial statement certified by an independent Certified Public account within the requisite time period. In accordance with the settlement offer, the Subcommittee ordered Wedbush to pay a fine of $10,000.

Pursuant to an offer of settlement in which Wedbush neither admitted nor denied the rule violations upon which the penalty is based, on June 28, 2018, the Clearing House Risk Committee found that Wedbush violated CBOT Rules 951., 970.A., 971.A., 971.A.1. and 980.B. In accordance with the settlement offer, the Clearing House Risk Committee imposed a $100,000 fine.

Pursuant to an offer of settlement in which Wedbush neither admitted nor denied the rule violation upon which the penalty is based, on November 29, 2018, the Clearing House Risk Committee found that Wedbush violated CBOT Rule 980.B.3. In accordance with the settlement offer, the Committee imposed a $100,000 fine.

Potentially material actions that have not been concluded and are not noted above:

Bright Harry vs. KCG Americas LLC filed with the Northern California District CourtCase No. C17-2385. Mr. Harry filed this action seeking to recover more than $45 million in damages and other relief arising from alleged misconduct of the above-named defendants for the period November 2013 to April 2015. On April 4, 2018, counsel for Wedbush prepared to file a motion asking the court to relieve Wedbush of any obligation to file a response to Claimant’s Notice for Motion and Motion for Judicial Review pending the outcome of its to be filed motion to dismiss Harry’s recently filed amended complaint. Wedbush is indemnified by the prior clearing firm (“KCG”) for this claim and will seek to coordinate a response working with counsel at KCG.

Whitaker & Pathology Institute of Middle GeorgiaJames Q. Whitaker and Pathology Institute of Middle Georgia, P.C. v. WS Cook County, Illinoi Circuit CourtCase No. 2015 L 2617. After the Whitaker and Institute Accounts were transferred to Wedbush, Whitaker and Institute experienced problems with receiving account statements and other communications from Wedbush. Plaintiffs allege that Wedbush sent out four unauthorized wire transfers from two accounts. On March 19, 2020, the Illinoi Supreme Court issued its ruling in favor of the plaintiffs, James Q. Whitaker and Pathology Institute of Middgle GA, concluding that the evidence demonstrated that Wedbush meets the definition of a bank under Article 4A, and remanded the case to the trial court to determine whether Wedbush acted in a commercially reasonable manner, and, if not, the damages incurred by plaintiffs.

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INDEX TO

CERTAIN FINANCIAL INFORMATION

Dynamic Shares Trust
Audited Financial Statements as of December 31, 2020 and 2019
Report of Independent Registered Public Accounting Firm	F-2
Statements of Financial Condition:	F-3
Dynamic Short Short-Term Volatility Futures ETF and Dynamic Shares Trust
Notes to Financial Statements	F-4

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor and Trustee of Dynamic Shares Trust

And the Shareholder of Dynamic Short Short-Term Volatility Futures ETF

Opinion on the financial statements

We have audited the accompanying combined and individual statement of financial condition of Dynamic Shares Trust (the “Trust”) and Dynamic Short Short-Term Volatility Futures ETF (the “Fund”), a series of the Trust as of December 31, 2020 and 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the combined and individual financial statements present fairly, in all material respects, the combined financial position of the Trust and the individual financial position of the Fund as of December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

The Trust’s management is responsible for the combined Trust’s and the individual Fund’s financial statements. Our responsibility is to express an opinion on the combined Trust’s and the individual Fund’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Trust and Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined Trust’s and individual Fund’s financial statements are free of material misstatement, whether due to error or fraud. The Trust and Fund are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Trust and Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined Trust’s and individual Fund’s financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the combined Trust’s and individual Fund’s financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined Trust’s and individual Fund’s financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BBD, LLP
BBD, LLP

We have served as the Trust and Fund’s auditor since 2019.

Philadelphia, Pennsylvania

February 4, 2021

F-2

DYNAMIC SHARES TRUST

DYNAMIC SHORT SHORT-TERM VOLATILITY FUTURES ETF

Statements of Financial Condition

	DYNAMIC SHORT SHORT-TERM VOLATILITY FUTURES ETF	DYNAMIC SHARES TRUST (combined)	DYNAMIC SHORT SHORT-TERM VOLATILITY FUTURES ETF	DYNAMIC SHARES TRUST (combined)
	Year Ended December 31
	2020	2020	2019	2019
Assets
Cash	$100	$100	$100	$100
Total assets	$100	$100	$100	$100

Commitments and Contingencies (Note 7)

Shareholder’s equity:
Shareholder’s equity	$100	$100	$100	$100
Total liabilities and shareholder’s equity	$100	$100	$100	$100
Shares issued and outstanding	5	5	5	5
Net asset value per share	$20.00	$20.00	$20.00	$20.00

The accompanying notes are an integral part of the financial statements.

F-3

DYNAMIC SHARES TRUST

DYNAMIC SHORT SHORT-TERM VOLATILITY FUTURES ETF

Notes to Financial Statements

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Dynamic Shares Trust (the “Trust”) is a Delaware statutory trust formed on March 8, 2019 and is currently organized into separate series (each, a “Fund” and collectively, the “Funds”). The Trust has not commenced operations as of December 31, 2020.

As of December 31, 2020, the Trust has one series of Funds: Dynamic Short Short-Term Volatility Futures ETF (the “Fund”). The Fund has not commenced investment activities nor issued Shares, other than those issued to Dynamic Shares LLC (the “Sponsor”). The Fund did not purchase or own financial instruments as of December 31, 2020. Other than the receipt of $100 for the issuance of 5 Shares at a price per Share of $20.00, there were no receipts or disbursements of cash to or from the Fund during this period. The Fund did not receive any revenue, capital gains (losses), or incur any expenses, during this time period and therefore, does not have any performance history.

The Fund’s investment exposure to VIX Futures Contracts will cause it to be deemed a commodity pool, thereby subjecting the Fund to regulation under the Commodity Exchange Act and Commodity Futures Trading Commission (“CFTC”) rules. The Sponsor is registered as a Commodity Pool Operator (“CPO”) and the Fund will be operated in accordance with applicable CFTC rules. Registration as a CPO imposes additional compliance obligations on the Sponsor and the Fund related to additional laws, regulations and enforcement policies, which could increase compliance costs and may affect the operations and financial performance of the Fund.

The Sponsor is the sponsor of the Trust, the Fund, and any other series of the Trust. The Sponsor also will serve as the Trust’s commodity pool operator. The Funds are commodity pools, as defined under the Commodity Exchange Act (the “CEA”), and the applicable regulations of the CFTC and are operated by the Sponsor, which is registered as a commodity pool operator with the CFTC. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended.

Going Concern Consideration

At December 31, 2020, the Fund expects to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Fund’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Offering as discussed in Note 3. There is no assurance that the Fund’s plans to raise capital will be successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Fund is an investment company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 “Financial Services — Investment Companies.” As such, the Fund follows the investment company accounting and reporting guidance. The following is a summary of significant accounting policies followed by the Fund, as applicable, in preparation of its financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Emerging growth company

The Trust is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. It will remain an emerging growth company until the earlier of (1) the beginning of the first fiscal year following the fifth anniversary of its initial public offering, (2) the beginning of the first fiscal year after annual gross revenue is $1.07 billion (subject to adjustment for inflation) or more, (3) the date on which the Fund has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (4) as of the end of any fiscal year in which the market value of common equity held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

F-4

For as long as the Trust remains an “emerging growth company,” it may take advantage of certain exemptions from the various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. The Trust will take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

Basis of presentation

Pursuant to rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), audited financial statements are presented for the Trust, as the SEC registrant, and for each Fund individually. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable only against the assets of such Fund and not against the assets of the Trust generally or any other Fund. Accordingly, the assets of one Fund of the Trust include only those funds and other assets that are paid to, held by or distributed to the Trust for the purchase of Shares in that Fund.

The accompanying financial statements are presented in U.S. dollars in conformity with GAAP and pursuant to the rules and regulations of the SEC.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Financial Instruments

The Fund will have significant exposure to one or more types of financial instruments, each of which will be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statement of Operations.

The use of fair value to measure financial instruments, with related unrealized gains or losses recognized in earnings in each period, will be fundamental to the Trust’s financial statements. The fair value of a financial instrument will be the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price).

Derivatives

Derivatives (e.g. futures) will generally be valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor. Futures contracts will generally be valued at the last settled price on the applicable exchange on which that future trades. Futures contracts entered into by the Fund will be valued at the last sales price prior to the time at which the NAV for the Fund is determined. If there was no sale on that day, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. Such fair value prices would generally be determined based on available inputs about the current value of the underlying and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

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Fair value pricing may require subjective determinations about the value of an investment. While the Fund’s policy is intended to result in a calculation of its NAV that fairly reflects investment values as of the time of pricing, the Fund cannot ensure that fair values determined by the Sponsor or persons acting at their direction would accurately reflect the price that they could obtain for an investment if it were to dispose of that investment as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Fund may differ from the value that would be realized if the investments were sold and the differences could be material to the financial statements.

Realized gains (losses)

Realized gains (losses) and changes in unrealized gain (loss) on open positions will be determined on a specific identification basis and will be recognized in the Statement of Operations in the period in which the contract is closed or the changes occur, respectively.

Federal Income Tax

The Fund is registered as a series of a Delaware statutory trust and is treated as a partnership for U.S. federal income tax purposes. Accordingly, the Fund does not expect to incur U.S. federal income tax liability; rather, each beneficial owner of a Fund’s Shares is required to take into account its allocable share of its Fund’s income, gain, loss, deductions and other items for its Fund’s taxable year ending with or within the beneficial owner’s taxable year.

Recent Accounting Pronouncement

In August 2018, the Financial Accounting Standards Board issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement, which modifies, removes and adds certain disclosure requirements on fair value measurements. ASU 2018-13 removes the requirements to disclose the amount and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between Levels, the valuation processes for Level 3 fair value measurements and changes in unrealized gains and losses for the period included in earnings for recurring Level 3 fair value measurements. ASU 2018-13 includes modified requirements to disclose transfers into and out of Level 3 of the fair value hierarchy and purchases and sales of Level 3 assets and liabilities in lieu of a Level 3 rollforward. For investments in certain entities that calculate net asset value, ASU 2018-13 requires an entity to disclose the timing of liquidation of the investee’s assets. ASU 2018-13 is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019 and early adoption is permitted. The Trust is currently assessing the impact of ASU 2018-13 on its financial statements.

3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Trust will offer for sale Common Units of Beneficial Interest (the “Shares”) at an offering price per Share of $20.00, up to a maximum aggregate offering price of $100,000,000.

4. MANAGEMENT FEE

The Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 1.85% per annum of its average daily NAV.

The Sponsor will pay routine operational, administration and other ordinary expenses of the Fund, generally, as determined by the Sponsor, including but not limited to fees and expenses of the administrator, custodian (by reimbursing the Trust), distributor and transfer agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing registration fees not exceeding 0.021% per annum of the net assets of the Fund, Financial Industrial Regulatory, Inc. (“FINRA”) filing fees, individual Schedule K-1 preparation and mailing fees not exceeding 0.10% per annum of the net assets of the Fund and report preparation and mailing expenses. The Fund is responsible for legal fees in excess of $100,000 per annum, ongoing registration fees exceeding 0.021% per annum of the net assets of the Fund and individual Schedule K-1 preparation and mailing fees exceeding 0.10% per annum of the net assets of the Fund.

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Non-recurring fees and expenses will be paid by the Fund, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund.

5. OFFERING COSTS

The Sponsor is responsible for the offering costs of the Fund. None of the costs and expenses related to the initial registration, offer and sale of Shares, which totaled approximately $142,880, were or are chargeable to the Fund, and the Sponsor did not and may not recover these costs and expenses from the Fund. Normal and expected expenses incurred in connection with the continuous offering of the Shares of the Fund are paid by the Sponsor.

6. CREATION AND REDEMPTION OF CREATION UNITS

The Fund creates and redeems, or will create and redeem, Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of the Fund. Except when aggregated in Creation Units, the Shares are not redeemable securities.

Transaction Fees on Creation and Redemption Transactions

The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Fund. If permitted by the Sponsor in its sole discretion, an Authorized Participant also agrees to enter into or arrange for an exchange of futures for related position or block trade with the Fund whereby the Authorized Participant would also transfer to the Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an exchange of futures for related position to effect an order to redeem Creation Units.

Authorized Participants pay a fixed transaction fee up to $500 in connection with each order to create or redeem a Creation Unit to compensate The Nottingham Company, a North Carolina business corporation (the “Administrator”) as the Administrator, the Custodian and the Transfer Agent of the Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Fund to other investors.

7. COMMITMENTS AND CONTINGENCIES

There are no commitment or contingencies required to be disclosed as of December 31, 2020.

8. SUBSEQUENT EVENTS

The Trust evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available for issuance for potential recognition or disclosure. There were no material events that occurred between the balance sheet date and the date that the financial statements were available for issuance to be disclosed as subsequent events or that would have required adjustment or disclosure in the financial statements.

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THE SPONSOR DOES NOT HAVE A PERFORMANCE HISTORY.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

Dynamic Short Short-Term Volatility Futures ETF

A SERIES OF

DYNAMIC SHARES TRUST

This prospectus has two parts: a disclosure document and a statement of additional information. The disclosure document is comprised of the offered series disclosure and the general pool disclosure. These parts are bound together, contain important information, and are incomplete if not distributed together to prospective participants. This statement of additional information should be read in conjunction with the disclosure document. To obtain a copy of the disclosure document without charge, call the fund at (678) 834-4218.

This statement of additional information and accompanying disclosure document are both dated as of February 4, 2021.

TABLE OF CONTENTS

Privacy Policy	68
Appendix A – Glossary Of Defined Terms	69

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include names, addresses, and social security numbers. The Fund receives information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Fund or third parties, such as the Fund’s service providers. The Sponsor, on behalf of the Fund, uses such information provided by investors or their representatives to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Fund is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for the Fund including research firms. When the Fund enters into such a relationship, such third parties’ use of customer’s information is restricted, and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Fund, access to personal information is restricted to those employees who require access to that information to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Fund.

68

Appendix A – Glossary of Defined Terms

The Glossary below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.

1933 Act	Securities Act of 1933, as amended

1934 Act	Securities Exchange Act of 1934, as amended

1940 Act	Investment Company Act of 1940, as amended

Administrator	The Nottingham Company

Advisers Act	The Investment Advisers Act of 1940

Authorized Participant	Those who may purchase (i.e., create) or redeem Creation Units directly from the Fund

Authorized Participant Procedures Handbook	A handbook that details the procedures for placing and processing Purchase Orders and Redemption orders in Creation Units

Business Day	Any day other than a day when any of the NYSE Arca, the NYSE, the CBOE or the CFE division is closed for regular trading.

CBOE	Chicago Board Options Exchange

CBOT	Chicago Board of Trade

CEA	U.S. Commodity Exchange Act of 1936

CFE	CBOE Futures Exchange

CFTC	United States Commodity Futures Trading Commission

CME	Chicago Mercantile Exchange

Creation Unit	A block of 50,000 Shares that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.

Custodian	BMO Harris Bank N.A.

Distributor	Capital Investment Group, Inc.

69

DSTA	Delaware Statutory Trust Act

DTC	Depository Trust Company

FCM	Futures Commission Merchant

FINRA	Financial Industry Regulatory Authority, Inc.

Fund(s)	One or more of the series of the Trust offered herein.

ICE	Intercontinental Exchange

IRS	United States Internal Revenue Service

NAV	Net Asset Value

NFA	National Futures Association

NSCC	National Securities Clearing Corporation

NYSE	New York Stock Exchange

NYSE Arca	New York Stock Exchange Archipelago

PTP	Publicly traded partnership

S&P	Standard & Poor’s

SEC	United States Securities & Exchange Commission

Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of the Fund.

Sponsor	Dynamic Shares LLC

Transfer Agent	Nottingham Shareholder Services, LLC

Trust	Dynamic Shares Trust

Trustee	Wilmington Trust, National Association

U.S.	United States of America

VIX Futures Contract	CBOE Volatility Index Futures Contract

VIX Index	CBOE Volatility Index

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DYNAMIC SHARES TRUST

PROSPECTUS

_____________, 2021

Through and including ____________, 2021 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following chart reflects estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares registered hereby. All the expenses are estimates. All such expenses will be borne by the Sponsor.

Type	Amount
SEC Registration Fee	$12,980.00
Publishing/Edgar Agents	$5,000.00
Printing and Mailing Costs	$7,900.00
Accounting Fees and Expenses	$7,000.00
Exchange Fees and Expenses	$10,000.00
Legal Fees and Expenses	$100,000.00
Total Expenses	$142,880.00

Item 14. Indemnification of Directors and Officers

The Amended and Restated Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Trust (or any series (including the Fund) separately to the extent the matter in question relates to a single series or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its shareholders by reason of willful misconduct or gross negligence of such Sponsor.

We have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our Sponsor and Covered Persons or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Five Shares have been issued to the Sponsor at an aggregate purchase price of $100.

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Item 16. Exhibits and Financial Statement Schedules

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a) Exhibits. The following exhibit are filed herewith:

3.1	Trust Agreement dated March 8, 2019 (1)
4.1	Amended and Restated Trust Agreement dated April 21, 2020 (1)
4.2	Form of Authorized Participant Agreement (1)
5.1	Opinion of Richards, Layton & Finger, P.A. as to legality (1)
8.1	Opinion of Malik Law Group LLC on tax matters (1)
10.1	Form of Accounting and Administration Service Agreement (1)
10.2	Form of Sponsor Agreement (1)
10.3	Form of Dividend Disbursing and Transfer Agent Agreement (1)
10.4	Form of Institutional Custody Agreement (1)
10.5	Form of Distribution Agreement (1)
10.6	Form of Futures Account Agreement (1)
23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1). (1)
23.2	Consent of Malik Law Group LLC (included in Exhibit 8.1). (1)
23.3	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of the Registration Statement filed on May 8, 2020). (1)

(1) Incorporated by reference to the Trust’s Registration Statement, filed on May 8, 2020.

(b)

The following financial statements are included in the Prospectus:

Dynamic Shares Trust

Dynamic Short Short-Term Volatility Futures ETF

Audited Financial Statements as of December 31, 2020 and 2019

Report of Independent Registered Public Accounting Firm

Statements of Financial Condition

Notes to Financial Statements

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

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(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant’

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant ;and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(Signature Page Follows)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Trust has duly caused this Registration Statement on Pre-Effective Amendment No. 5 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, Illinois, on the 4th day of February, 2021.

Dynamic Shares Trust

By:	/s/ Weixuan Zhang
Name:	Weixuan Zhang
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Pre-Effective Amendment No. 5 to Form S-1 has been signed by the following persons on behalf of the Trust in the capacities and on the date indicated.

/s/ Weixuan Zhang	Chief Executive Officer	February 4, 2021
Weixuan Zhang	(Principal Executive Officer)

/s/ Xinyu Jiang	Chief Financial Officer	February 4, 2021
Xinyu Jiang	(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Pre-Effective Amendment No. 5 to Form S-1 has been signed by the following persons on behalf of the Sponsor (Dynamic Shares LLC) in the capacities and on the date indicated.

/s/ Weixuan Zhang	Member of the Sponsor	February 4, 2021
Weixuan Zhang

*	Manager of the Sponsor	February 4, 2021
Xinyu Jiang

By:	/s/ Weixuan Zhang
Weixuan Zhang
Attorney-in-fact*

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